UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Checkpoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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CHECKPOINT SYSTEMS, INC.

PROXY STATEMENT

2012 NOTICE OF ANNUAL MEETING

This Proxy Statement, the enclosed proxy card, and

Checkpoint Systems, Inc. 2011 Annual Report are being mailed to shareholders on or about April 23, 2012.

NOTICE OF 2012

ANNUAL SHAREHOLDERS’ MEETING

and

PROXY STATEMENT

Questions and Answers	4

General	8

Summary of Proposals to be Voted On

Proposals to be Voted On	9

Proposal 1 — Election of Directors	9

Proposal 2 — To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares;	12

Proposal 3 — To approve, by non-binding advisory vote, the fiscal 2011 compensation of the named executive officers of the Company	15

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	16

Corporate Governance	16

Compensation Discussion and Analysis	23

Executive Compensation	23

Audit Committee Report	51

Security Ownership of Principal Shareholders	53

Security Ownership of Management	54

Other Business	57

Appendix A — 423 Employee Stock Purchase Plan

CHECKPOINT SYSTEMS, INC.

101 Wolf Drive

Thorofare, NJ 08086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Checkpoint Systems, Inc. (the “Company,” “we,” “us” or “Checkpoint”) will be held on Thursday, May 31, 2012, commencing at 9:30 a.m. at The Hub Meeting & Event Centers, 30 South 17th Street, United Plaza, Suite 1410, Philadelphia, Pennsylvania, for the following purposes:

1. To elect three Class III directors for a three-year term;

2. To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares;

3. To approve, by non-binding advisory vote, the fiscal 2011 compensation of the named executive officers of the Company;

4. To vote on the ratification of the appointment of PricewaterhouseCoopers, LLP (“PwC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012; and

5. To transact such other business as may properly come before the Annual Meeting.

A complete list of shareholders will be available at the Company’s corporate offices noted above, prior to the Annual Meeting. Holders owning Company shares at the close of business on April 12, 2012 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments that may take place.

You are cordially invited to attend the Annual Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date, and return the enclosed proxy card promptly.

This Proxy Statement, the enclosed proxy card, and Checkpoint’s 2011 Annual Report are being mailed to shareholders on or about April 23, 2012.

By Order of the Board of Directors

JOHN R. VAN ZILE

SENIOR VICE PRESIDENT, GENERAL COUNSEL

AND CORPORATE SECRETARY

APRIL 23, 2012

1.	Q:	WHEN AND WHERE IS THE 2012 ANNUAL MEETING OF SHAREHOLDERS BEING HELD?

	A:	The Annual Meeting of Shareholders of the Company will be held on Thursday, May 31, 2012, at 9:30 a.m. at The Hub Meeting & Event Centers, 30 South 17th Street, United Plaza, Suite 1410, Philadelphia, Pennsylvania.

2.	Q:	ON WHAT AM I VOTING?

	A:	You are being asked to vote on:

1. The election of three Class III directors (George Babich, Julie S. England and Sally Pearson);

2. To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares;

3. To approve, by non-binding advisory vote, the fiscal 2011 compensation of the named executive officers of the Company;

4. The ratification of the appointment of PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012; and

5. Any other business properly raised at the Annual Meeting.

3.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Shareholders as of the close of business on April 12, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting.

4.	Q:	WHO CAN ATTEND THE ANNUAL MEETING?

	A:	Any shareholder may attend.

5.	Q:	HOW DO I VOTE?

	A:	You May Vote By Mail.

You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

You May Vote in Person at the Annual Meeting.

Ballots will be passed out at the Annual Meeting to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the Annual Meeting, in order to vote at the Annual Meeting.

You May Vote by Telephone.

Shareholders may vote by telephone. To do this, follow the instructions entitled “Vote by Telephone” that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

You May Vote on the Internet.

Shareholders may vote on the Internet. To do this, follow the instructions entitled “Vote by Internet” that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.

6.	Q:	CAN I CHANGE MY VOTE?

	A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. To do this:

• File a written notice of revocation with the Secretary of the Company;

• Deliver to the Company a duly executed proxy bearing a later date;

• Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or

• Vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker and bring it with you in order to vote at the Annual Meeting. However, once the voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.

7.	Q:	WHAT CONSTITUTES A QUORUM?

	A:	The Company’s By-Laws provide that the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matters, and, unless otherwise provided by law or in the Articles of Incorporation or in the Company’s By-Laws, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders. In the election for Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

As of the Record Date, April 12, 2012, 40,419,516 shares of Common Stock were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted as present for quorum purposes. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority (“broker non-votes”), the shares will still be counted as present for quorum purposes.

8.	Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?

	A:	Assuming the presence of a quorum, the affirmative vote of a majority of the votes present shareholders are entitled to cast is required to approve any proposal. In the election for Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. For proposal three, which asks shareholders to select the frequency of non-binding advisory votes regarding the compensation of the named executive officers of the Company, the option receiving the highest number of votes shall be deemed to be the option selected by the shareholders. For voting purposes, only shares voted FOR the adoption of any proposal or FOR the election of a director will be counted as voting in favor, when determining whether a proposal is approved or a director is elected. As a consequence, abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director. Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted “FOR” the election, as directors, of the Board of Directors’ nominees. Properly delivered proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any adjournment thereof, at the discretion of the persons named as proxy holders.

9.	Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

	A:	If you do not vote your proxy, your brokerage firm may either:

• Vote your shares on routine matters, or

• Leave your shares unvoted.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting. A brokerage firm cannot vote customers’ shares on non-routine matters.

You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker. However, even where you have given your stockbroker discretionary authority, your stockbroker will nevertheless be prohibited from voting on your behalf in regards to “non-routine” matters unless you sign and return your proxy card with specific voting instructions.

10.	Q:	WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?

	A:	This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING DUE?

	A:	If the date of the 2013 Annual Meeting of Shareholders is advanced or delayed more than 30 days from May 31, 2013, shareholder proposals intended to be included in the proxy statement for the 2013 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials for the 2013 Annual Meeting. Upon any determination that the date of the 2013 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary of the date of the 2012 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q. In order for Shareholder proposals to be considered for inclusion in the Company’s proxy materials for the 2013, Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company no later than January 31, 2013.

12.	Q:	WHO ARE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS?

	A:	PwC was the Company’s independent registered public accountants for the fiscal year 2011. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.

GENERAL

These proxy materials are being furnished by Checkpoint Systems, Inc. in connection with the solicitation of proxies by the Board of Directors of Checkpoint for use at the 2012 Annual Meeting of Shareholders and any adjournments thereof.

The Board of Directors approved the following proposals for shareholder approval at a meeting held on February 14, 2012:

Proposal 1)	Election of three Class III Directors to hold office until the 2015 Annual Meeting of Shareholders. The Board has nominated George Babich, Julie S. England and Sally Pearson as the Class III Directors;

Proposal 2)	To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares;

Proposal 3)	To approve, by non-binding advisory vote, the fiscal 2011 compensation of the named executive officers of the Company (“Say on Pay”);

Proposal 4)	The ratification of the appointment of PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012; and

Proposal 5)	Any other business properly raised at the Annual Meeting.

PROPOSALS TO BE VOTED ON

1. ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect three Class III directors to hold office until the 2015 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The Company’s Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. On February 14, 2012, the Board of Directors, upon the recommendation of its Governance and Nominating Committee, nominated George Babich, Julie S. England and Sally Pearson to stand for re-election as the Class III directors of the Company. The term of the Company’s current Class III directors, George Babich, Julie S. England and Sally Pearson, will expire at the Annual Meeting. The Company’s By-laws provide that the Board of Directors consist of no less than three and no more than eleven directors, with the specific number within that range to be set by the Board. Each of the nominees has indicated his or her willingness to serve as directors. If a nominee, at the time of his or her election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. The nominees for election as the Class III directors and the directors whose terms of office will continue after the Annual Meeting, together with certain information about them, are as follows:

Nominees for Class III Director Serving Until 2015

Class III Directors Serving Until 2012

George Babich, Jr.

Director Since 2006

Age 60

Mr. Babich was President of Pep Boys — Manny Moe & Jack from 2002 until 2005; from 2000 until 2004 Mr. Babich was Chief Financial Officer of Pep Boys. Mr. Babich served as an Officer of Pep Boys since 1996. Previously, Mr. Babich was a Financial Executive for Morgan, Lewis & Bockius, The Franklin Mint, Pepsico Inc. and Ford Motor Company. Mr. Babich has served as a member of the Board of Teleflex Inc. from 2005 to present and has served on their Audit Committee from 2005 to present. Mr. Babich holds a BSA in Accounting from the University of Michigan. The Board believes that Mr. Babich’s experience as President and CFO of Pep Boys and his financial executive roles for Morgan, Lewis & Bockius, The Franklin Mint, Pepsico Inc. and Ford Motor Company provides the Company with extensive retail and consumer goods, financial and manufacturing experience as well as comprehensive management experience.

Julie S. England

Director Since 2010

Age 54

Ms. England was appointed to the board of directors in October 2010. In 2009 Ms. England retired from Texas Instruments, Inc. after a 30-year career there. She was Vice President and General Manager of RFID from 2004 until June, 2009. She was Vice President of a microprocessor division (1998-2004) and prior to that, Vice President of Quality for the Semiconductor Group also at Texas Instruments (1994 until 1998). She has held various engineering, quality and business management positions with Texas Instruments, Inc. Ms. England has been actively involved in a number of industry organizations in the semiconductor, defense electronics and RFID industries. Ms. England is a member of the board of Intelleflex Corp., a private company and is a former director of the Federal Reserve Bank of Dallas, TX. Ms. England has also provided leadership for a broad range of civic, cultural and community organizations most recently serving on the board of the Georgia O’Keeffe Museum. Ms. England holds a B.S. in Chemical Engineering from Texas Tech University. The Board believes that Ms. England brings to the Board thirty years of business, leadership and technology experience.

Sally Pearson

Director Since 2002

Age 62

Ms. Pearson was Vice President and General Manager of Merchandise and Retail for the Metropolitan Museum of Art in New York from April 2000 until October 2007. Ms. Pearson was President of Liz Claiborne Specialty

Stores, served as Executive Vice President of Merchandising for a division of Limited Brands, Inc. and Senior Vice President and General Merchandise Manager of Women’s Apparel at Saks Fifth Avenue, Jordan Marsh in Boston and Bullock’s in Los Angeles. She held various management positions with Federated Department Stores over a 24-year period after completing Federated’s Executive Management Training Program. Ms. Pearson attended both public and private schools in Oslo and Copenhagen. The Board believes that Mrs. Pearson’s experience as Vice President and General Manager of Merchandise and Retail for the Metropolitan Museum of Art and her twenty-five years of senior executive management experience in large retail and apparel companies provides the Company with extensive retail and apparel experience as well as comprehensive management experience.

Class I Directors Serving Until 2013

William S. Antle, III

Director Since 2003

Age 67

Mr. Antle previously served as the Chairman, President and Chief Executive Officer of Oak Industries, Inc., a manufacturer of leading-edge communications components, from 1989 until its merger with Corning Incorporated in 2000. Prior to his tenure there, he held senior management positions with Bain and Company, Inc., an international strategy-consulting firm. Mr. Antle served as a member of the Board of John H. Harland Company from 1999 until May 2007 when it was acquired by M & F Worldwide Corp. He served as a member of their Corporate Governance Committee from 1999 to 2007. Mr. Antle served on the Board of ESCO Technologies, Inc. from 1994 until November 2007 and served as a member of their Audit Committee from 1994 to 2007 (Chairman 1999 to 2007); member of their Executive Committee from 1996 to 2007; and a member of their Human Resources and Ethical Committee from 1996 to 1999. He is a graduate of the United States Naval Academy in Annapolis, Maryland, and holds an MBA from the Harvard Graduate School of Business. The Board believes that Mr. Antle’s experience as President and CEO of Oak Industries provides the Company with extensive manufacturing experience as well as comprehensive management expertise.

R. Keith Elliott

Director Since 2000

Age 70

Mr. Elliott was appointed Lead Director in August 2002. Mr. Elliott served as Chairman of the Board from May 2002 to August 2002. Mr. Elliott retired as Chairman and Chief Executive Officer of Hercules Incorporated. From 1991 through April 2000, he served that company as Chairman and Chief Executive Officer, President and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer. He is a director of The Institute for Defense Analyses. He previously also served as director of Wilmington Trust Company, Alliant Techsystems, Inc., Computer Task Group, Inc., QSGI, Inc., Engelhard Corporation, and Peco Energy. He also has served as Chairman of the Board of Checkpoint Systems and Alliant Techsystems, Chair of the Audit Committees of Checkpoint Systems, Wilmington Trust Company and QSGI, Inc. and a member of the Audit Committee of Peco Energy and Computer Task Group, Chair of the Compensation Committee of Wilmington Trust Company and QSGI, Inc., Chair of the Finance Committee of Peco Energy Mr. Elliott holds a B.S. from the University of South Carolina and received an MBA in Finance from the University of South Carolina. The Board believes that Mr. Elliott’s long standing as a director and lead director of the Company in addition to his experience as a Chairman and CEO and other senior executive positions at Hercules, Inc. allows him to understand precisely the challenges and opportunities the Company has and will meet and provides the Company with extensive manufacturing experience as well as comprehensive management expertise.

Robert N. Wildrick

Director Since 2008

Age 67

Mr. Wildrick has been Chairman of the Board of Jos. A. Bank Clothiers, Inc. since December 2008. Mr. Wildrick is the former Chief Executive Officer at Jos. A. Bank Clothiers, Inc., a position he held from November 1999 until

December 2008. Mr. Wildrick has been a Director at Jos. A. Bank since 1994 and was Executive Chairman from April 2007 until December 2008. He was previously President of the Company from December 1999 to April 2007. On April 13, 2012, Mr. Wildrick announced his resignation from the Board for personal reasons.

Class II Directors Serving Until 2014

Harald Einsmann, Ph.D.

Director Since 2005

Age 78

Dr. Einsmann formerly served as an Operating Partner and a member of the Board of Directors/Investment Committee of EQT, a leading European Private Equity Group sponsored by the Wallenberg group of Scandinavia (which includes, among others, Erickson Telephones, ABB Engineering, Astra Zeneca and Gambro Pharmaceuticals, SEB Bank and Scania Trucks). In addition, Dr. Einsmann has served on the Board of Tesco PLC, in the United Kingdom from 1999 to 2010 and has been a member of their Nominations and Remuneration Committee from 2005 to 2010. He has served as a member of the Board Carlson Group in the United States, (which includes, among others, Regent, Radisson Hotels, Park Inn and Thank God Its Friday Restaurants) from 1999 to 2010 and served on their Compensation Committee from 2005 to 2010. He has served on the Board of Harman International Industries, Inc., from 2007 to present and has served on their Audit Committee from 2007 to present. Mr. Einsmann has also served as a member of the Board of Rezidor Hotel Group in Scandinavia from 2007 to 2010 and has served on their Compensation Committee from 2007 to 2010. Prior to his tenure at EQT, Dr. Einsmann was the President of Procter and Gamble, Europe, Middle East and Africa, and a member of the Worldwide Board at Procter and Gamble.

Dr. Einsmann is a graduate of the Hamburg and Heidelberg Universities in Germany where he received an MBA and a doctorate in Business Administration, Economics and Law. He was also a Fulbright scholar at the University of Florida, Gainesville, earning a Ph.D., with a thesis about the impact of the European Union on several U.S. industries. The Board believes that Dr. Einsmann’s experience as President of Procter and Gamble, Europe, Middle East and Africa provides the Company with extensive experience in retail and consumer goods and manufacturing as well comprehensive management experience.

Jack W. Partridge

Director Since 2002

Age 66

Mr. Partridge is President of Partridge & Associates, Inc., a consulting firm providing strategic planning and other services to retailers and companies serving the retail industry. Prior thereto, he served for two years as Vice Chairman of the Board and Chief Administrative Officer of the Grand Union Company, a food retailer. Prior to joining Grand Union in 1998, Mr. Partridge was Group Vice President of the Kroger Company, where he served for 23 years in several executive positions. He has been actively involved in a number of industry organizations in both the food retailing and chain drug industries. Mr. Partridge has been a member of the Board of SPAR Group, Inc. from 2001 to present and has served on their Audit Committee from 2004 to present and has been Chairman of their Compensation Committee from 2001 to present. He has also provided leadership for a broad range of civic, cultural, and community organizations. Mr. Partridge holds a B.S. degree from the Arkansas State University. The Board believes that Mr. Partridge’s experience as President of Partridge & Associates and thirty years senior executive management experience in large retail and consumer goods companies provides the Company with extensive experience in retail and consumer goods as well as comprehensive management experience.

Robert P. van der Merwe

Director Since 2007

Age 59

Mr. van der Merwe has been Chairman of the Board since December 2008 and President and Chief Executive Officer since December 2007 and a member of Checkpoint’s Board of Directors since October 25, 2007. Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, a global leader in providing innovative merchandising solutions to retailers and apparel customers from April 2005 until June 2007, and was Chairman of the Board of Paxar from January 2007 until June 2007 when it was sold to Avery Dennison. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark’s multi-billion dollar consumer tissue business and Group President of Europe, Middle East and Africa. Earlier in his career, Mr. van der Merwe held a senior leadership position in South Africa at Xerox and was a Brand Manager at Colgate Palmolive.

Mr. van der Merwe is a graduate of University of Miami (FL). In addition he has completed executive development programs at the University of Cape Town (SA) and Stanford/National University of Singapore. Since October 2009 Mr. van der Merwe has served on the Board of Directors for the American Red Cross — Southeastern Pennsylvania Chapter. The Board believes Mr. van der Merwe provides the Company with extensive global, consumer products, technology related business-to-business and comprehensive management experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR CLASS III DIRECTORS

The proposal to elect three Class III directors requires the affirmative vote of the plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. The three Class III candidates receiving the highest number of votes to be elected shall be elected as the Class III Directors.

This will be considered a non-routine proposal. As a non-routine proposal, there may be broker non-votes where a shareholder does not sign and return a proxy card providing the broker with specific voting instructions. Any broker non-votes or abstentions will have the same effect as a vote against this proposal.

2. THE APPROVAL TO AMEND THE COMPANY’S 423 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 400,000 SHARES

On February 14, 2012, our Board of Directors adopted, subject to shareholder approval, an amendment to the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 400,000 shares, to an aggregate of 1,050,000 shares.

As of March 30, 2012, the ESPP was depleted with 53,227 shares of our common stock authorized and available for future issuance under the ESPP. We expect our headcount to continue to grow and that participation in the ESPP will increase. Accordingly, our Board of Directors believes that the authorized shares under the ESPP are insufficient to meet our needs and that an amendment to increase the number of shares available for issuance under the ESPP is necessary to allow us to continue to provide this form of equity compensation that we believe helps us to attract, motivate and retain key employees.

We intend to register the additional 400,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval.

The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this proxy statement. Our shareholders are encouraged to read the ESPP in its entirety. Except for the proposed amendment described above in this proposal 2, the Company’s shareholders are not being asked to approve any other material amendments to the ESPP.

Purpose

The purpose of the ESPP is to provide the employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

Reservation of Shares

Currently, we have reserved 650,000 shares of common stock for issuance under the ESPP. Our shareholders are being asked to approve at the Annual Meeting an increase in this number by 400,000 shares for an aggregate of 1,050,000 shares. The maximum number of shares each participant may purchase per offering period, as well as the price per share and the number of shares covered by each option under the ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Administration

The ESPP is and will continue to be administered by a duly authorized committee appointed by the Board of Directors, which we refer to as the plan administrator. Consistent with the terms of the ESPP, the plan administrator has the discretionary authority to determine the time and frequency of granting options, the terms and conditions of the options and the number of shares subject to each option. The plan administrator also has the discretionary authority to do everything necessary and appropriate to administer the ESPP.

Amendment and Termination of the Plan

Our Board of Directors may at any time and for any reason amend, modify, suspend, discontinue or terminate the ESPP without notice, provided that existing rights of participants in respect of outstanding options are not adversely affected and provided that upon any such amendment or modification, all participants shall continue to have the same rights and privileges in respect of existing options.

Unless sooner terminated in accordance with its terms, the ESPP will terminate on August 1, 2015.

Eligibility

All of our employees and employees of our subsidiaries which adopt the ESPP are eligible to participate, except that employees whose customary employment is for less than 20 hours per week or not more than 5 months in any calendar year are not eligible to participate. In addition, employees who immediately after a grant under the ESPP would own stock and/or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company are not be eligible to participate in the ESPP. As of March 30, 2012 there were three named executive officers and approximately 900 other employees of the Company who were eligible to participate in the ESPP.

Merger or Asset Sale

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period then in progress shall be shortened by setting a new exercise date, which date shall be before the date of the Company’s proposed sale or merger. The Company’s Board of Directors shall be required to notify each participant in writing, at least ten (10) business days prior to such new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option shall be exercised automatically on such new exercise date, unless prior to such date the participant has withdrawn from the offering period.

Operation of the Plan

Eligible employees may participate in the ESPP by contributing on an after-tax basis from 1% to 25% of their base pay (including overtime and bonuses) to purchase our common stock. Each employee will be entitled to purchase up to the number of full shares as their accumulated payroll deductions during a six-month period may permit. Any payroll deductions which are not sufficient to purchase a full share shall be retained in the participant’s account for the next subsequent offering period subject to earlier withdrawal by the participant. During any calendar year, an employee may not purchase our common stock through the ESPP with an aggregate value (determined as of the date each option is granted) that exceeds $25,000. Options will be granted on the first business day of the six-month offering period and shares will be purchased on the first business day following the last day of each offering period. The purchase price per share will be equal to 85% of the fair market value per share of our common stock on the day the options are granted or 85% of the fair market value per share of our common stock on the purchase date, whichever is lower.

If an employee terminates his or her employment, or otherwise withdraws from participating in the ESPP, before the last business day of the applicable six-month period, amounts credited to his or her purchase account will be returned to him or her and will not be used to purchase our common stock.

Limited Transferability of Options

Options granted under the ESPP and the related purchase account are not assignable or transferable except by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale, disposition or death over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP amendment is approved are not currently determinable. The table below sets forth the number of shares purchased under the ESPP by our named executive officers and the various groups indicated as of March 30, 2012.

Name and Position	Number of Shares Purchased Under ESPP (#)
Robert P. van der Merwe, Chairman, President and Chief Executive Officer	4,563
Raymond D. Andrews, Senior Vice President and Chief Financial Officer	0
Per H. Levin, President, Merchandise Visibility and Apparel Labeling Solutions	0
S. James Wrigley, Group President, Global Customer Management	0
Farrokh K. Abadi, President, Shrink Management Solutions	166
John R. Van Zile, Senior Vice President, General Counsel and Secretary	0
All current executive officers as a group	4,729
All employees who are not executive officers individuals	585,728
All non-employee directors as a group	0

Vote Required

Approval of the amendment of the ESPP to authorize an additional 400,000 shares for issuance and sale to employees requires the affirmative vote of the holders of a majority of the shares voting on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares entitled to vote on the proposal. Votes “for,” “against,” and abstentions are counted as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, approval of the ESPP amendment requires that the total sum of votes cast are more than 50% of the outstanding shares. Further, the number of votes for the ESPP amendment must be greater than 50% of the votes cast. Thus, abstentions have the same effect as a vote against the proposal, and broker non-votes could impair our ability to satisfy the requirement that the votes cast are more than 50% of the outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL TO AMEND OUR 423 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 400,000 SHARES.

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, we are providing stockholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers as presented in the Compensation Discussion & Analysis beginning at page XX and the compensation tables included in the discussion of Executive Compensation beginning on page XX, including the narrative disclosure.

Our executive compensation program has been designed to retain and encourage a talented, motivated and focused executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate mix of salary and stock options, which together, is an “at-risk” form of incentive compensation. The stock options encourage executive focus on both short and long-term goals as a company. As an advisory vote, this proposal is not binding upon us as a company.

Accordingly, we will present the following resolution for vote at the 2012 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Checkpoint Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the 2011 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in the 2012 Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. We have determined to hold an advisory vote to approve our executive compensation program every year and the next such advisory vote will occur at the 2013 Annual Meeting of Shareholders.

This will be considered a non-routine proposal. As a non-routine proposal, there may be broker non-votes where a shareholder does not sign and return a proxy card providing the broker with specific voting instructions. Any broker non-votes or abstentions will have the same effect as a vote against this proposal.

4. THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 30, 2012.

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to act as the Company’s independent registered public accounting firm and to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2012. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good governance.

PwC has served as the Company’s independent registered accounting firm since August 1988, and one or more of the representatives of PwC will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The proposal to ratify the selection of PwC as the independent registered public accounting firm of the Company for the 2012 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

This will be considered a routine proposal, and brokers have the discretion to vote uninstructed shares on behalf of the shareholder. As a routine proposal, there will be no broker non-votes, although brokers may otherwise fail to submit a vote. Any failures by brokers to vote or abstentions will have the same effect as a vote against this proposal.

The Board knows of no other business for consideration at the Annual Meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

CORPORATE GOVERNANCE

Director Nomination Procedures

Criteria for Board Nomination. The Governance and Nominating Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and will ensure that at least a majority of the directors are independent under the rules of the New York Stock Exchange, that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the New York Stock Exchange, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties. A more detailed description of the qualifications for directors is contained in the Company’s Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.checkpointsystems.com.

The Governance and Nominating Committee annually reviews the individual skills and characteristics of the Directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. Although the Company has no formal policy regarding diversity, the Governance and Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of Directors and prospective nominees to the Board. The Company recognizes the value of diversity and seeks to have a diverse Board, with experience in global retail, apparel and consumer goods along with experience in manufacturing, mergers and acquisitions and financial expertise. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

Board Nomination Process. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board. The Governance and Nominating Committee generally considers re-nomination of incumbent directors, provided they continue to meet the qualification criteria adopted by the Board of Directors. New director candidates are evaluated by the Governance and Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Governance and Nominating Committee and the Chairman of the Board. The Governance and Nominating Committee evaluates which of the prospective candidates are qualified to serve as a director and whether the Governance and Nominating Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with these final prospective candidates. Candidates recommended by the Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Shareholder Recommendations. The Governance and Nominating Committee uses a similar process to evaluate candidates recommended by shareholders. To date, the Company has not received any shareholder’s proposal to nominate a director.

To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, please submit the candidate’s name and qualifications to the Chairman of the Governance and Nominating Committee, Checkpoint Systems, Inc. Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086. Submissions must contain: (a) the proposed nominee’s name and qualifications (including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any)) and the reason for such recommendation, (b) the name and the record address of the shareholder or shareholders proposing such nominee, (c) the number of shares of stock of the Company which are beneficially owned by such shareholder or shareholders, and (d) a description of any financial or other relationship between the shareholder or shareholders and such nominee or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the board and to serve if elected by the shareholders. Recommendations received by January 31, 2013, will be considered for nomination at the 2013 Annual Meeting of Shareholders. However, if the date of the 2013 Annual Meeting of Shareholders is more than thirty days before or more than sixty days after the anniversary of the 2012 Annual meeting, the recommendation must be received not later than the ninetieth day prior to the 2013 annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the 2013 Annual Meeting was first made.

Board of Directors and Committees

Board Composition. With the exception of Robert P. van der Merwe, who serves as an officer of the Company, all other directors have been determined to be independent by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the regulations of the SEC. The Board of Directors has made an affirmative determination that each of William S. Antle, III, George Babich, Jr., Harald Einsmann, R. Keith Elliott, Julie S. England, Jack W. Partridge, Sally Pearson and Robert N. Wildrick (each, an “Independent Director” and together, the “Independent Directors”) has no material relationship with the Company. Mr. van der Merwe serves as both Chairman of the Board of Directors and CEO of the Company, and

Mr. Elliott serves as Lead Director. It is the Company’s belief that combining the roles of Chairman and CEO facilitates the decision-making process, increases stability, and unifies the Company’s strategy behind a single vision. In addition, the Company believes that the position of Lead Director complements the position of Chairman and CEO by providing independent oversight and shared governance responsibility.

Our lead independent director is responsible for:

—	convening and presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

—	coordinating the activities of our independent directors;

—	facilitating communications between the chairman of the board and chief executive officer and other board members;

—	reviewing meeting agendas and schedules, as well as board materials, prior to board meetings;

—	consulting with the chairman of the board to assure that appropriate topics are being discussed with sufficient time allocated for each; and

—	reviewing the results of the chief executive officer’s performance evaluation with the chief executive officer and with the chair of the Executive Compensation Committee.

When performing these duties, our lead independent director consults with the chairs of our other board committees, as needed, to avoid any dilution of their authority or responsibility.

These conclusions were based on a separate review with the Governance and Nominating Committee of each Independent Director’s background for any possible affiliations with or any compensation received (other than compensation for service on the Company’s Board of Directors or committees thereof) from the Company and/or its subsidiaries. Following these reviews, the Board of Directors determined that all of the Independent Directors were “independent” for purposes of the New York Stock Exchange listing standards and the categorical standards for independence set forth below. During the past three years, no Independent Director (or any member of an Independent Director’s immediate family) has:

—	been employed by the Company;

—

received more than $120,000 in direct compensation from the Company in any 12-month period (other than for director and committee fees and pension or other forms of deferred compensation for prior service);

—	been affiliated with or employed by an auditor of the Company or the Company’s internal audit staff;

—	been employed by any company whose compensation committee includes an officer of the Company; or

—

been employed by a company that has made payments to, or received payments from, the Company in an amount that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Board Meetings.  The Board met thirteen times during 2011 (six regular meetings and seven telephonic meetings). The cumulative average attendance of all directors at Board and Committee meetings was greater than 95%. The cumulative average attendance of all directors at Committee meetings was greater than 95%. All of the Board members attended the Company’s 2011 Annual Meeting of Shareholders.

The Board believes that the number of scheduled Board meetings should vary with circumstances, and that special meetings should be called as necessary. While the Board recognizes that directors discharge their duties in a variety of ways, including personal meetings and telephone contact with management and others regarding the business and affairs of the Company, the Board feels it is the responsibility of individual directors to make themselves available to attend both scheduled and special Board and committee meetings on a consistent basis. There will be a minimum of four Board meetings annually.

Non-employee directors regularly meet in executive sessions without the presence of management. R. Keith Elliott, as Lead Director, presides over such executive sessions. Non-employee directors include all Independent Directors as well as any other directors who are not officers of the Company, whether or not “independent” by virtue of a material relationship with the Company or otherwise.

During 2011, the Board and each of the Board Committees evaluated their own performance through self assessments.

Interested parties may communicate directly with the Lead Director or with the non-employee directors as a group by writing to the Lead Director, Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086.

Board Committees.  It is the intent of the Board that Committee members and Committee Chairs will be rotated on a regular basis in accordance with a pre-determined rotation schedule. The assignment of Committee members and Committee Chairs shall be recommended by the Governance and Nominating Committee and approved by the Board. Although rotation is preferred there is no specific restriction on assignments outside of the rotation based on Committee requirements. The following table sets forth the Committees of the Board, the composition thereof, as of the as of the record date, April 12, 2012 and the number of meetings of each Committee held in 2011:

Name of Committee	Members of the Committee	Number of Meetings Held in 2011
Audit Committee	Harald Einsmann*	6
	William S. Antle, III
	George Babich
	R. Keith Elliott
	Sally Pearson
Compensation Committee	William S. Antle, III*	6
	George Babich
	Harald Einsmann
	Jack W. Partridge
	Robert N. Wildrick
Governance and Nominating Committee	Robert N. Wildrick*	6
	R. Keith Elliott
	Julie S. England
	Jack W. Partridge
	Sally Pearson

*	Chairperson.

Audit Committee.  The Audit Committee monitors the financial reporting policies and processes and system of internal controls of the Company. The Committee monitors the audit process and has sole responsibility for selecting the Company’s independent auditors. The Audit Committee operates under a charter which is available on the Company’s website at www.checkpointsystems.com. In addition to being “independent” directors within the meaning of the New York Stock Exchange listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. Mr. Babich serves on the audit committee of Teleflex, Inc. The Board has determined that such simultaneous audit committee service would not impair the ability of such director to effectively serve on the Company’s Audit Committee.

The Board has determined that Messrs. Antle, Babich, Elliott, Einsmann, and Wildrick are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Item 401(h) further provides for the following safe harbor:

(i)	A person who is determined to be an audit committee financial expert will not be deemed an expert for any other purpose, including without limitation for purposes of section 11 of the Securities Act of 1933 (15 U.S.C. 77k), as a result of being designated or identified as an audit committee financial expert pursuant to this Item 401.

(ii)	The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.

(iii)	The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and acts at various times during the year to approve salaries, benefits and compensation arrangements for the Company’s officers, including the Chief Executive Officer, and to grant stock compensation and other equity based awards. The compensation paid to employee directors is approved by all of the Company’s independent directors. Each member of the Compensation Committee is independent as required by the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, a copy of which is available on the Company’s website at www.checkpointsystems.com.

Consistent with new SEC disclosure requirements, we have assessed the company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

Governance and Nominating Committee.  The Governance and Nominating Committee provides advice to the full Board with respect to: (a) Board organization, membership and function; (b) Committee structure and membership; and (c) succession planning for the executive management of the Company. In carrying out its duties, the Governance and Nominating Committee has also been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, regarding each Board member’s “independence” status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; consider the effectiveness of corporate governance practices and policies followed by the Company and the Board; and conduct at least annually a performance assessment of the Board. Each member of the Governance and Nominating Committee is independent as required by the New York Stock Exchange listing standards. The Governance and Nominating Committee operates under a charter, a copy of which is available on the Company’s website at www.checkpointsystems.com.

Risk Oversight.  Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

Our Board of Directors administers its risk oversight function with respect to our operating risk as a whole, and meets with management to receive updates with respect to our operations, business strategies and the monitoring of related risks. The Board also delegates oversight to Board committees to oversee selected elements of risk:

—

Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal controls over financial reporting, and the independence of the independent auditor of the Company. The Audit Committee receives an annual risk and internal controls assessment report from the Company’s internal auditors. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets quarterly with our financial management, independent auditors and legal advisors for updates on risks related to our financial reporting function. The Audit Committee also monitors our whistleblower hot line with respect to financial reporting matters.

—

Our Governance and Nominating Committee oversees governance related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees.

—

Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business.

Board Compensation.  Directors receive reimbursement of out-of-pocket expenses for attending Board and Committee meetings. Employee directors receive no additional compensation for attending Board and Committee meetings. Set forth below is the compensation received in 2011 for non-employee directors.

Non-Employee Director Compensation

In 2011, our non-employee directors earned the following: $7,500 quarterly retainer; $2,000 per day for each Board of Directors’ meeting attended in person; $2,000 for each Committee Meeting attended in person in conjunction with a Board of Directors meeting; and $1,000 for each Board of Directors/Committee meeting attended by telephone in which a majority of directors/committee members participated. In addition, the following quarterly retainers were paid: $2,500 to the Lead Director; $2,500 to the Audit Committee Chairman; $1,875 to the Compensation Committee Chairman; and $1,875 to the Governance and Nominating Committee Chairman. The following table sets forth the amount of various cash payments to non-employee directors.

Type of Compensation	Amount of Payment
Annual Retainer — Board Members	$30,000
Additional Annual Retainer — Lead Director	$10,000
Additional Annual Retainer — Committee Chairpersons	$7,500
Additional Annual Retainer — Audit Committee Chairperson	$10,000
Board Attendance Fee (per day)	$2,000
Telephonic Board Meetings	$1,000
All Other Committee Meetings	$2,000

DIRECTOR COMPENSATION FOR 2011

Name (a)	Fees earned or paid in cash ($)(b)(1)	Stock Awards ($)(c)(2)(3)	All Other Compensation ($)(e)(4)	Total ($)
William S. Antle, III	79,500	147,656	19,875	247,031
George Babich, Jr.	76,555	147,656	—	224,211
Harald Einsmann	69,188	147,656	—	216,844
R. Keith Elliott	82,000	147,656	—	229,656
Julie S. England	56,000	147,656	—	203,656
Jack W. Partridge	72,000	147,656	—	219,656
Sally Pearson	72,000	147,656	—	219,656
Robert N. Wildrick	79,500	147,656	19,875	247,031

(1)	Amounts reflect compensation earned by each director during 2011. Messrs. Antle and Wildrick elected to defer their earned fees into phantom restricted stock under the Directors’ Deferred Compensation Plan.

(2)	The amounts shown represent the aggregate grant date fair value of stock awards granted during 2011, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”). The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 25, 2011, and filed on March 2, 2012.

(3)	During 2011, each director was awarded 7,000 restricted stock units (grant date fair value of $16.8750), which vest over a one year period. As each director who was awarded 7,000 restricted stock units elected to defer their restricted stock units upon vesting, a 25% or 1,750 share matching restricted stock unit grant (grant date fair value of $16.8750), was awarded pursuant to the terms of the Directors’ Deferred Compensation Plan.

(4)	The amounts shown represent the fiscal 2011 Company match under the Directors’ Deferred Compensation Plan. The Company credits each participant with a match equal to 25% of any fees earned and deferred into phantom restricted stock units in accordance with the Plan. The match for these deferrals vest one year from the date of grant.

As of December 25, 2011, each director has the following number of options and stock awards outstanding, respectively: Mr. Antle, 42,000 and 52,500; Mr. Babich, 10,000 and 52,500; Dr. Einsmann, 22,000 and 52,500; Mr. Elliott, 42,000 and 52,500; Ms. England 10,000 and 8,750; Mr. Partridge, 52,000 and 52,500; Ms. Pearson, 37,000 and 47,250; and Mr. Wildrick, 10,000 and 26,250.

Awards to Non-Employee Directors and Other Compensation.

Under the Company’s 2004 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), non-employee directors are eligible to receive equity-based compensation awards, including non-qualified stock options to purchase Checkpoint Common Stock. Pursuant to the terms of the Omnibus Plan, no director may receive total stock-denominated awards in a calendar year which correspond to more than 250,000 shares of Common Stock of the Company.

Each non-employee director receives a non-qualified stock option grant to purchase 10,000 shares of the Company’s common stock upon his or her initial election as a director. Beginning in 2006, pursuant to a board resolution, directors also receive an annual grant of 7,000 Restricted Stock Units (RSUs). The RSUs vest one year from the date of grant and a Director may elect to defer the receipt of the RSUs upon vesting under the Directors Deferred Compensation Plan. The Company credits each participant with a match equal to 25% of any fees earned and deferred into phantom restricted stock units in accordance with the Plan. The match for these deferrals vest one year from the date of grant.

Under the Company’s Directors’ Deferred Compensation Plan, non-employee directors may defer all or a portion of their cash compensation to a deferred compensation account. Under the Directors’ Deferred Compensation Plan, non-employee directors may elect to: (1) receive cash for all services; (2) defer a percentage of cash compensation and receive 125% of the value of the deferred amounts in phantom Company shares, valued on the last trading day of the calendar quarter in which he or she would have received a cash payment, provided, however, that any such shares that are deferred may generally not be distributed to the director until the earlier of the director’s separation from service or death; or (3) any combination thereof.

Shareholder Access to Directors

Generally, shareholders who have questions or concerns regarding the Company should contact the Investor Relations department at (856) 848-1800, Ext. 2174. Any shareholders, however, who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Checkpoint is a multinational manufacturer and marketer of integrated system solutions for retail security, labeling, and merchandising. As a global manufacturer, Checkpoint Systems’ operations and results are notably dependent on worldwide economic conditions. In 2011, continued market uncertainty and a difficult retail environment prevailed, which in turn impacted our business. As the year progressed, we experienced significant changes in retailer ordering patterns, convincing us in the third quarter that a conservative view of the market was required and the Company needed to be further restructured to meet that view.

On October 18, 2011 we announced the expansion of our global restructuring to include manufacturing and other cost reduction initiatives, in addition to cutting back Selling, General & Administrative (SG&A) expenses. The new, wide-reaching plan, which includes a previous SG&A restructuring plan, is expected to produce annual savings of approximately $59 million by 2013 and is projected to cost approximately $51 million.

We remain committed to our stated strategy. Our core businesses have maintained their relative market positions throughout this difficult period and we are adjusting our expense base to right size the Company. Checkpoint operates in two viable retail markets where we hold strong number one and number two positions in most countries around the world. We will continue to invest in promising growth areas to ensure we remain well positioned in the marketplace.

We have a global network of subsidiaries and distributors, and provide customer service and technical support around the world and operate directly in 31 countries. We are directly impacted by our customers’ dependence upon retail sales, which is susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the US, fluctuations in foreign currency exchange rates could have a significant impact on reported results.

Given the complexities of running operations in 31 countries and selling into the cyclical retail sector, it is critical to our long-term success and ability to create sustainable value for our shareholders that we attract and retain the best talent with experience in global operations and knowledge of local retail markets. Our executive compensation programs are an important component of our ability to achieve our business objectives. Our named executive officers, or NEOs for the fiscal year ended December 26, 2011 included Robert P. van der Merwe, President and Chief Executive Officer; Raymond D. Andrews, Senior Vice President and Chief Financial Officer; Per H. Levin, President, Apparel Labeling Solutions and Merchandise Visibility Solutions; S. James Wrigley, Group President, Global Customer Management; John R. Van Zile, Senior Vice President, General Counsel and Secretary, and Farrokh K. Abadi, President, Shrink Management Solutions. Under the supervision of the Compensation Committee of the Board of Directors, or the Committee, we have developed and implemented compensation policies, plans and programs that seek to enhance shareholder value by aligning the financial interests of our executive officers with those of our shareholders. Annual base salary, annual incentive bonuses, and long-term incentive compensation are tied to our performance in a manner that encourages a sharp and continuing focus on effective capital allocation, cash flow management, revenue growth and long-term profitability, while motivating senior management to perform to the full extent of their abilities in the long-term interests of shareholders. Our executive compensation programs also provide an important incentive in attracting and retaining executive officers.

Consideration of Shareholder Say-on-Pay Vote

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of shareholders held in June 2011, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the named executive officers.

Oversight of the Executive Compensation Program

The Compensation Committee oversees our executive compensation program. The members of the Committee are: William S. Antle III, Chairperson, George Babich, Harald Einsmann, Jack W. Partridge and Robert N. Wildrick. In order to maintain objectivity, Committee members, who are all independent directors, have a three-year rotation schedule. The chair rotates every two years. Mr. Antle was elected as Chairperson in June 2010. The Committee retains the services of an outside compensation consultant to support the Committee’s oversight of the executive compensation programs and authorizes the compensation consultant to work with management.

Several members of senior management participated in the Committee’s executive compensation process for fiscal year 2011. To assist in carrying out its responsibilities, the Committee also regularly received reports and recommendations from an outside compensation consultant, Mercer (US) Inc. (“Mercer”). At the request of the Committee, Mercer provided market data, historical compensation information, and advice regarding best practices in executive compensation and compensation trends for the NEOs. The Committee discussed the data and reached consensus on executive compensation decisions during an executive session without the presence of management or its consultant.

Fees totaling $205,705 were paid to Mercer and its affiliates in 2011 for all consulting services. Executive and Board of Director compensation consulting fees to Mercer in 2011 totaled $17,882. The decision to engage Mercer for Executive and Board of Director compensation consulting services was approved by the Committee. Fees totaling $187,823 were paid to Mercer and its affiliates in 2011 for other consulting services unrelated to Executive and Board of Director compensation consulting services. The decision to engage Mercer for these other consulting services was made by management and was not approved by the Committee because these services were unrelated to Executive and Board of Director compensation consulting services.

Management’s Role in the Executive Compensation Process

Mr. van der Merwe and Mr. Markowski, our Vice President of Global Compensation, Benefits & HRIS, each played an important role in the Committee’s executive compensation process for fiscal year 2011 and attended all Committee meetings. For fiscal year 2011, Messrs. van der Merwe and Markowski provided their perspectives to the Committee regarding both executive compensation matters generally and the performance of the executives reporting to Mr. van der Merwe. At the Committee’s February 2011 meeting to approve 2010 incentive compensation and 2011 long-term incentive grants, Mr. Markowski presented recommendations to the Committee on annual bonuses and long-term incentive compensation strategy. The compensation recommendations were developed in consultation with Mr. van der Merwe, and were accompanied by market data provided by Mercer. The Committee exercised its independent discretion regarding whether to accept management’s recommendations and made final decisions about each executive officer’s compensation levels and targets in executive session without management present. Mr. Antle also met periodically with Mr. Markowski to confer on current and upcoming topics likely to be brought before the Committee.

The Role of the Consultants in the Executive Compensation Process

Mercer has been a consultant to us and the Committee since 2004 and representatives of Mercer have regularly attended Committee meetings and attended executive sessions as requested by the Committee chairperson. In 2011, Mercer performed the following consulting services: (i) commented on share and run rate dilution practices among peers and (ii) reconfirmed long-term incentive grant values. Specific to 2011 compensation recommendations, the VP of Compensation, Benefits & HRIS and CEO utilized analyses that were conducted by Mercer in 2011 and 2010 to make compensation recommendations to the Compensation Committee for the NEO’s as it pertained to salary, bonus and long-term incentives.

Our Executive Compensation Program Objectives

This section covers the objectives of the executive compensation program, including the types of behavior and focus the program is designed to reward and how the various compensation components fit into the program. The following core principles reflect our compensation philosophy and objectives. We believe that this compensation program encourages superior performance and rewards executives only when specific results have been attained. The program is used to reinforce and encourage the attainment of performance objectives. Ultimately, executives who do not meet expected levels of performance over time could be terminated.

1. Provide Competitive Compensation to Executives Capable of Leading Growth

We operate in a competitive market for executive talent and strive to provide compensation that is sufficient to attract and retain the best talent. We have articulated a philosophy for competitive pay with respect to each compensation element and with respect to the compensation elements in the aggregate, as described below. We regularly ask our outside compensation consultant, Mercer, to complete a review of market pay levels to assess the competitiveness of our executive compensation program. In determining what constitutes the “market” against which NEO pay is evaluated for appropriateness, we reference two sets of competitive data: peer data and broader published survey data.

In October 2009, Mercer conducted a review of our peer group and adjusted the group to reach a level of 15 representative peers. The peer group adjustment was made because a number of the companies in our prior peer group had fallen out due to consolidation and other factors, and because the Committee wanted the peer group to reflect global manufacturing companies of a similar size to us. The peer companies below are U.S.-based manufacturing organizations with global operations. This peer group was reconfirmed in October 2010 and includes the following organizations:

	Fiscal Year Ending	2011		Market Cap Feb 2012	1 Year Annualized TSR Growth	3 Year Annualized TSR Growth	5 Year Annualized TSR Growth	10 Year Annualized TSR Growth
Name		Revenue	Net Income		Dec 2010 - Dec 2011	Dec 2008 - Dec 2011	Dec 2006 - Dec 2011	Dec 2001 - Dec 2011
Albany International Corp.	December	$814,696,000	$34,938,000	$786,800,000	-0.2%	25.0%	-4.7%	2.3%
Buckeye Technologies Inc.	June	$905,273,000	$124,268,000	$1,300,000,000	60.0%	110.0%	23.0%	11.0%
Cascade Corporation	January	$535,767,000	$63,046,000	$644,000,000	2.0%	18.0%	-1.0%	16.0%
CIRCOR International, Inc.	December	$822,349,000	$36,634,000	$799,300,000	-16.2%	9.2%	-0.4%	7.3%
EnPro Industries, Inc.	December	$1,105,500,000	$44,200,000	$794,200,000	-20.6%	15.0%	-0.1%	—
Franklin Electric Co.	December	$821,077,000	$63,099,000	$1,200,000,000	13.0%	18.0%	-2.0%	9.0%
Gerber Scientific, Inc.[1]	April
Graco Inc.	December	$895,283,000	$142,328,000	$3,100,000,000	6.0%	23.0%	3.0%	11.0%
Interface, Inc.	December	$1,057,051,000	$38,721,000	$810,600,000	-26.0%	36.0%	-3.6%	7.8%
Lufkin Industries, Inc.	December	$932,100,000	$66,000,000	$2,600,000,000	9.0%	60.0%	20.0%	28.0%
Neenah Paper, Inc.	December	$696,000,000	$28,400,000	$412,700,000	16.0%	40.5%	-6.3%	—
Nordson Corporation	October	$1,233,159,000	$222,364,000	$3,300,000,000	-9.5%	38.5%	12.1%	14.0%
Robbins & Myers, Inc.	August	$820,640,000	$80,375,000	$2,300,000,000	36.0%	45.0%	17.0%	16.0%
Varian, Inc.[2]	September
Woodward, Inc.	September	$1,712,000,000	$132,000,000	$2,900,000,000	9.8%	22.0%	16.6%	17.0%
	75th Percentile	$1,057,051,000	$124,268,000	$2,600,000,000	13.0%	40.5%	16.6%	16.0%

	Median	$895,283,000	$63,099,000	$1,200,000,000	6.0%	25.0%	-0.1%	11.0%
	25th Percentile	$820,640,000	$38,721,000	$794,200,000	-9.5%	18.0%	-2.0%	8.4%

Checkpoint Systems, Inc.	December	$865,343,000	($66,569,000)	$440,930,000	-46.8%	3.6%	-11.5%	-2.0%

Source: Peer Company 10-K filings for Revenue and Net Income

Note: Total Shareholder Return (TSR) represents annualized rates of return reflecting monthly price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends.

(1)	Gerber Scientific, Inc. was acquired by investment firm Vector Capital in 2011 and is no longer publically traded.

(2)	Varian, Inc. is no longer reporting publicly. The continuing entity is Varian Medical Equipment and has a different business and financial picture.

These peers were selected and reconfirmed because they are all of a similar size to Checkpoint and they:

—	Either compete directly with us for customers or have a similar customer segment base;
—	Have the potential for being specific competitors for our executive talent;
—	Are competitors from a capital markets standpoint, recognizing that investors have alternatives for deploying capital and that executive pay should reflect that consideration; and,
—	Derive at least 35% of total revenue from outside the United States.

In addition to the above peer companies, we also look at Avery Dennison to provide additional perspective on larger companies who operate and compete with Checkpoint on a more direct basis. While not currently part of the formal peer group, we find it prudent to review their compensation practices given our growth strategy.

Competitive data is compiled from this group based on public filings to provide information on the magnitude of total executive pay, the mix between base salary, annual incentives and long-term incentives, and executive compensation practices and plan designs. The Committee also references broader published survey data for companies within the electronics and general manufacturing industries for purposes of general background information. This data, which includes broadly-available compensation survey data from leading survey providers, including Mercer and other companies, is used to provide a general reference of competitive pay data for purposes of consistency. This data was compiled by Mercer and includes data from Mercer’s proprietary database, as well as other published surveys from compensation survey firms. We do not use this broad survey data for bench-marking purposes. Although the Committee reviews and considers the aggregated survey data for purposes of developing a baseline understanding of types of compensation, including compensation levels and elements derived from this supplementary pooled data, the Committee does not see the identity of any of the surveyed companies and the aggregated data is reviewed only to ensure that our compensation levels and elements are consistent with market standards.

After considering the broad survey data as background for purposes of determining whether the elements of compensation that we offer are generally consistent with the types of compensation offered by other companies, we then consider the data from our peer group as a reference for the competitive market for pay for individual positions. Our executive pay packages are evaluated against this peer group data and, in combination with other factors, judgments about appropriate compensation levels are determined. Our philosophy is to, over time, provide base salaries (fixed salaries) that fall within a competitive range and take into consideration a series of factors, such as compensation levels required to recruit talent capable of leading significant growth. Our six NEO’s base salaries are aligned with the 75th percentile of the peer group. When compared to the broader published survey data, three of our NEO’s have base salaries that are aligned with the median of the survey data and three are aligned with the 75th percentile. Performance-based, variable incentives are emphasized to deliver total compensation levels that vary depending upon individual and company performance. In 2011, we determined total cash compensation (“TCC”) comparative levels for the NEOs based on Mercer’s December 2010 review.

2.	Emphasize Variable Performance Pay Over Fixed Pay and Long-Term Goal Attainment Over Short-Term Goal Attainment

We believe that the higher the level of executive responsibility, the more pay should be tied to performance. Our targeted compensation mix is aligned with competitive market pay mix practices so that on average approximately 40% of each NEO’s compensation is in base salary and approximately 60% is in variable compensation. In keeping with this philosophy, only 31% of our CEO’s compensation is in base salary. As described more fully below, variable compensation consists of awards for both annual and long-term performance. The mix of variable compensation is intended to emphasize achievement of both short and long range goals. As a result, of the total amount of variable compensation target opportunity, approximately one-half focuses on long-term performance and one-half focuses on the achievement of annual goals. This mix helps us support the objective of focusing the NEOs on achieving long-term results, but also placing meaningful weight on the achievement of annual operating objectives.

3.	Align our Compensation with Shareholders’ Economic Interests

Our ultimate objective is to increase the value of our shares for our shareholders. The compensation program is designed to align management with this objective through the use of long-term incentives that are delivered in the form of equity, including stock options and performance-contingent stock grants. In other words, a significant portion of each executive’s compensation package serves to align the level of compensation received with the benefits delivered to shareholders. We also have share ownership guidelines that require each executive and director to hold a meaningful economic stake in our stock. Finally, we offer a voluntary deferred compensation plan under which executives may defer cash compensation in the form of stock units, which encourages executives to invest in our stock. These programs are described in more detail below. See “Elements of the Executive Compensation Program”.

Differentiate Compensation for Individual Performance

We foster a performance-oriented culture that recognizes differing contributions from our executives. The executive compensation program is administered to reinforce the specific contributions of individuals in furthering our goals. Specifically, each year an annual performance evaluation of each NEO is completed to assess individual contributions to the Company. The evaluation for NEOs other than the CEO is conducted by the CEO and reviewed by the Committee. The CEO submits a self evaluation to the Committee for its consideration in determining overall performance and related compensation decisions. Performance is assessed based on agreed upon objectives and other criteria. The performance rating of each individual NEO, in addition to performance of the Company as whole, is measured through annual and long-term incentive goals, directly affecting compensation levels. For example, base salary increases, annual incentive awards, and grants of long-term incentives are tied to both Company and individual performance. Individual performance is determined by a review of management business objectives (“MBO’s”), leadership competencies and other significant contributions made outside stated MBO’s. In 2011, the CEO had 80% of his annual incentive tied to Corporate Financial Performance and 20% tied to MBO’s. The remaining NEOs had 30 % to 50% of their annual incentives tied to Corporate Financial Performance and 50% to 70% tied to MBO’s that we deemed to create greater shareholder value. In 2011, Corporate Financial Performance was measured by Revenue Growth, Operating Margin and Return on Invested Capital (ROIC). The CEO’s bonus target opportunity was 100% of base salary and the other NEOs’ bonus targets were 75% of base salary. As per his employment agreement, Mr. van der Merwe can receive an additional performance bonus of up to 50% of his base salary.

We aim to provide compensation to our NEOs on a global level that is competitive with pay in the United States. We have established levels of pay in order to recognize that the business operates on a global basis and that we need talent that can be recruited from a variety of locations around the world. Our compensation structure also enables our most senior executives to maintain a consistent emphasis on achieving annual and long-term performance results regardless of the executive’s location. Total compensation levels for each NEO may differ based on his or her responsibilities and level of performance.

Elements of the Executive Compensation Program

This section describes each element of compensation used by us, the rationale for each element, why we chose to incorporate each element into our compensation practices, how each element furthers our compensation goals and philosophies and the methodology used to determine the amount of each element.

The primary elements of our executive compensation program are as follows:

Element	Objectives Achieved	Purpose	Competitive Position
Base salary	• Pay-for-performance • Quality of talent to lead growth	Provide annual cash income based on: • level of responsibility, performance and experience • comparison to market pay information	• Compared to 25-75th percentile range of peer groups • Actual base salary will vary based on the individual’s performance and proven capabilities

Annual cash incentive	• Pay-for-performance

Motivate and reward achievement of the following annual performance goals:

•  corporate key financial goals

•  other corporate financial and strategic performance goals

•  performance of the business unit or staff function of the individual, as applicable

• Target compared to median of peer groups • Actual payout will vary based on actual corporate and business unit or staff function performance

Long-term equity incentive	• Shareholder alignment • Focus on long-term success • Pay-for-performance • Quality of talent	Provide an incentive to deliver shareholder value and to achieve our long-term objectives, through awards of: • performance-based restricted share units • stock option grants

•  Target compared to median of peer groups

•  Actual payout of performance-based restricted share units will also vary based on actual corporate performance

•  Actual payout will vary based on actual stock performance

Retirement benefits	• Quality of talent	Provide competitive retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans	• Benefits comparable to those of peer groups

Post-termination compensation (severance and change in control)	• Quality of talent

Attract and retain executives critical to our long-term success and competitiveness:

•  Severance Pay Plan, which provides eligible employees with payments and benefits in the event of certain involuntary terminations

•  Executive Severance Plan, which provides executives payments in the event of a qualified separation of service following a change in control

• Subject to review and approval by the Committee on a case-by-case basis

Base Salary

NEO base salaries are intended to provide a base level of fixed compensation for performance of the core function of each position’s responsibilities. Salary levels are set based on a variety of factors, including the executive’s responsibilities, skill, experience and performance, as well as competitive norms. As we believe in rewarding performance, our policy is not to implement across the board standard salary increases, but rather to base salary increases on merit and particular market circumstances.

Salaries for NEOs are adjusted periodically if a significant change in market salary level occurs, a NEO is promoted, or internal inequities warrant an adjustment. Performance achievements are considered in base salary adjustments. The CEO’s salary is established by the Committee. For other NEOs, the CEO recommends a base salary adjustment to the Committee for its approval. The salary increases are meant to make our base salaries competitive as compared to our peer group, to recognize increasing levels of responsibilities, and due to inflation. Two NEOs received base salary adjustments in 2011. Effective April 1, 2011, Mr. Abadi received a 5% salary increase, taking his annual salary from $300,000 to $315,000 to recognize his appointment as head of the Shrink Management Solutions (SMS) business and his competitive positioning versus the peer group. Effective July 1, 2011, Mr. Wrigley received a 5% salary increase, taking his annual salary from £260,000 to £273,000 to recognize that his role has grown and includes oversight for our Supply Chain operations in addition to his Customer Management responsibilities.

Annual Incentive

NEOs are also eligible for annual incentive awards, which are approved by the Committee. Annual incentive awards are dependent on the achievement of (1) Checkpoint’s Corporate Financial Performance objective and (2) individual objectives (i.e., MBO’s). For 2011, performance awards were provided under the shareholder-approved Omnibus Plan. The purpose of the annual incentive awards is to reinforce the importance of attaining targeted financial performance and other objectives determined to be important for each year based on our business strategy. For 2011, the Corporate Financial Performance (CFP) measures were Revenue Growth, Operating Margin and Return on Invested Capital (ROIC).

The target annual incentive payouts for the NEOs for 2011, as approved by the Committee, were as follows:

NEO	Grade	Target MBO Payout as a % of Base Salary (If All Individual MBO’s are Achieved)	Threshold* MBO Payout as % of Base Salary	Maximum MBO Payout as % of Base Salary	Maximum Payout as % of Base Salary (If both MBO and CFP are Achieved at Maximum Levels)
Robert P. van der Merwe(1)	25	100%	80%	120%	180%
Raymond D. Andrews	21	75%	60%	90%	135%
S. James Wrigley	21	75%	60%	90%	135%
Per H. Levin	21	75%	60%	90%	135%
Farrokh K. Abadi	21	75%	60%	90%	135%
John R. Van Zile	21	75%	60%	90%	135%

*	- no payout below threshold result

(1)	As per his employment agreement, Mr. van der Merwe can receive an additional performance bonus of up to 50% of his base salary.

These levels were established to ensure a competitive annual incentive opportunity with a range of payouts tied to performance achievements, consistent with the Company’s philosophy of linking compensation to performance. Payment of maximum annual incentive amounts is targeted so that cash compensation approximates the 75th percentile of the market of our stated peer group, with strong business performance. The maximum percentage was determined by the Committee after reviewing market data and consulting with Mercer.

After individual MBO results are tabulated, the Corporate Financial Performance multiplier is applied to calculate the final bonus. The Corporate Financial Performance multiplier can range from 0% up to 150%. If the 3 CFP metrics are achieved at threshold, the multiplier would be 25%. In 2011, Operating Margin had the highest weight (50%) in the plan for the NEO’s, while Revenue Growth and ROIC were each weighted at 25%.

MBO’s and Incentive Payouts

The most significant component of annual incentive compensation is determined on an individualized basis according to a list of MBO’s, which is set for each of our executives, including each NEO, at the beginning of each year. Each NEO is eligible for a targeted payout, measured as a percentage of base salary for achieving the MBO’s at target. Actual results against the stated MBO will determine the ultimate payout. The maximum payout percentages are set forth in the table above. For the maximum payout to be realized, all MBO’s and Corporate Financial Performance need to be achieved at the maximum performance levels.

The MBO’s represent performance targets and are directly linked to each year’s financial and strategic objectives of the Company. In addition to a Corporate Financial Performance MBO, each executive is assigned between five and eight individual performance goals to achieve. The MBO’s are assigned a weight based on their relative importance which corresponds to the portion of the annual incentive that is linked to achievement of a particular goal. If the MBO threshold achievement is reached, a portion of the annual incentive is paid. If it is not reached, that portion of the incentive is not paid. The Committee’s intent in establishing these goals and target percentages is to provide a comparable level of difficulty in achieving the goals and receiving annual incentive awards for each NEO annually. Payment of annual incentives will vary from year to year based on both individual and company performance.

A primary component of each NEO’s MBO’s is the achievement of Corporate Financial Performance. In 2011, the Corporate Financial Performance multiplier acted as a modifier for bonus pool funding. For 2011, the following payout schedule applied to the NEOs:

		CKP Performance			Payout %
Metric	Weight	Threshold	Target	Maximum	Threshold	Target	Maximum
Revenue Growth	25.0%	9.96%	12.26%	13.96%	25%	100%	150%
Operating Margin	50.0%	5.56%	8.20%	11.35%	25%	100%	150%
ROIC	25.0%	5.79%	9.02%	12.91%	25%	100%	150%
	100%		2011 CFP Multiplier		25%	100%	150%

Based on actual 2011 results, the 2011 Corporate Financial Performance Multiplier was 0%.

The individual 2011 MBO’s for each NEO and assigned percentages are set forth in the table below.

Corporate Financial Performance – achieve balanced set of key indicators	INTEGRATE - complete successful business process transformation go-live in N. America (1Q) and Europe (4Q)	Customer Management
Restructuring - Move
the global customer
organization to a
focused Vertical Market
(key account) structure
in the US/Europe (by
Q3). Successful
execution of the new go
to market structure -
Key Account
Management and Sales
			Specialists	Implement the restructuring plan ($15 - $17 million in 2011) as communicated to the street.
R. van der Merwe, President and Chief Executive Officer	80%	10%	5%	5%

	Corporate Financial Performance – achieve balanced set of key indicators	Achieve Global Finance, Corporate Tax and Audit Budgets	DSO Target	Finance Support - Key Cost Reduction and Process Initiatives	INTEGRATE - complete successful business process transformation go-live in N. America (1Q) and Europe (4Q)	DII Target	RTW
R. Andrews, SVP, Chief Financial Officer	50%	10%	10%	10%	10%	5%	5%

	Corporate Financial Performance – achieve balanced set of key indicators	Regional Revenue/ Gross Margin/ Operating Margin	RTW	Delivery of Restructuring Plans	Achieve WW DII Target	Achieve WW DSO target	INTEGRATE - complete successful business process transformation go-live in N. America (1Q) and Europe (4Q)	Top Accounts Revenue Increase
S. James Wrigley, Group President, Global Customer Management	30%	30%	10%	10%	5%	5%	5%	5%

	Corporate Financial Performance – achieve balanced set of key indicators	MV Financial Performance	Develop and launch RFID- Based EAS Solution	Lead the change toward MV Readiness across the businesses	Manage WW Marketing Spend	RTW: Retain all critical talent and fill open slots with qualified new RFID talent	Win 2 Customers for stage 1 deployment
P. Levin, President, Apparel Labeling Solutions & Merchandise Visibility Solutions	30%	20%	10%	10%	10%	10%	10%

	Corporate Financial Performance – achieve balanced set of key indicators	Achieve SMS Revenue and GP per budget	Achieve DII Target	INTEGRATE - complete successful business process transformation go-live in N. America (1Q) and Europe (4Q)	RTW & Restructuring	Manage controllable Operating Expenses to budget	SMS New Products Opportunity Sales > $169.4M at constant or better gross margin versus 2010 baseline
Farrokh K. Abadi, President Shrink Management Solutions	30%	30%	10%	10%	10%	5%	5%

	Corporate Financial Performance – achieve balanced set of key indicators	Acquisitions/ Divestitures	Compliance & Ethics Program	Meet 2011 IP Objectives	Reduce Non-Corporate Legal Department Spend
John R. Van Zile Senior Vice President, General Counsel and Secretary	40%	20%	20%	10%	10%

Abbreviation Key for 2011 MBO’s

ALS = Apparel Labeling Solutions

CM = Customer Management

DII = Days in Inventory

DSO = Days Sales Outstanding

GP = Gross Profit

IP = Intellectual Property

LOB = Line of Business

MV = Merchandise Visibility Solutions

RTW = Resourcing to Win

SMS = Shrink Management Solutions

WW = World Wide

2011 Bonuses

The Committee met in February 2012, to review which of the MBO’s were met and the amount of each NEO’s MBO bonus for 2011. After reviewing all information related to 2011 performance, the Committee approved a bonus for one NEO (Mr. Per Levin), to recognize the performance of the Merchandise Visibility Solutions (MV) group. Mr. Levin’s bonus was 165,404 Euro (or approximately $230,454). All other NEO’s received no bonus for 2011.

Mr. Levin’s 2011 bonus was based on (1) the 2011 MV MBO Bonus Multiplier and (2) goals related specifically to the Merchandise Visibility Solutions business.

2011 Merchandise Visibility Solutions MBO Bonus Multiplier

Metric	Budgeted % Growth	Actual % Growth	Actual as % of Budget	Weight	Plan Payout[1]	Multiplier
MV Revenue	142.5%	152.8%	107.2%	33.3%	107.2%	35.7%
MV Operating Income	9.8%	51.1%	520.8%	66.7%	150.0%	100.1%
2011 MV MBO Bonus Multiplier						135.8%

(1)	Maximum payout for both metrics is 150%.

Merchandise Visibility Solutions Goals

Goal	Weight	Evaluation[1]	Weighted Evaluation
MV Financial Performance	20%	120%	24%
Develop and launch RFID-Based EAS Solution	10%	120%	12%
Lead the change toward MV Readiness across the businesses	10%	80%	8%
Win 2 Customers for stage 1 deployment	10%	120%	12%
Total	50%		56%

(1)	Evaluation can be 0% or 80% — 120% based on goal achievement.

Annual Salary	290,000	€
Annual Target Bonus %	75%
Annual Target Bonus Amount	217,500	€
Calculated Bonus Amount (Annual Target * Weighted Evaluation)	121,800	€
Multiplier (based on MV performance)	135.8%
2011 Performance Bonus	165,404	€

Long-Term Incentives

We grant long-term compensation pursuant to the shareholder-approved Omnibus Plan. The plan provides that the Committee has the authority to award stock options (incentive and non-qualified stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards to eligible individuals.

Long-term incentives are typically structured to reward multi-year performance, focusing both on the achievement of multi-year financial objectives and long-term increases in shareholder value. For NEOs, long-term incentive target amounts are set by referencing a variety of factors. Actual awards may fall above or below the target level (typically within 10-15%) for an individual based on the individual and/or company performance.

The Committee determined equity incentive awards for 2011 for our employees, including our NEOs, with assistance from Mercer. In 2011, long-term incentive awards to our NEO’s were in the form of stock options (representing 30% of the total grant value), restricted stock units or RSU’s (representing 30% of the total grant value) and performance shares (representing 40% of the total grant value at target performance shares issued). Mercer regularly provides us with data from our peer group to provide examples of equity incentive awards granted to similarly situated executives, and recommends target equity awards based upon such data. Mercer provides its recommendations in the form of dollar values. The targeted long-term incentive values for the NEO’s approximate 75th percentile for Total Direct Compensation (TDC) when added to their targeted short-term incentive opportunity.

The dollar amounts for stock options, RSU’s and performance shares awarded during 2011 were converted into options and shares by forecasting a stock price for the date of grant. The equity incentive award target amounts provided by Mercer were then reviewed by our senior management and recommended to the Committee for approval. Senior management and the Committee, at its discretion, may modify the amounts recommended by Mercer to take into account historical factors such as legacy grants, previous equity incentive awards received by an executive officer or prior awards granted to our other executive officers and/or to take into account management’s qualitative review of performance. In addition, the amount of equity incentive awards provided to NEOs may also be adjusted by senior management and the Committee based upon the level of achievement by the NEOs of the MBO’s discussed above under the section regarding Annual Incentives. In addition, the Committee may also evaluate the expected future contributions needed by NEO’s to achieve our strategies when determining the long-term incentive awards to ensure proper retention and alignment of each NEO.

Awarding stock options, restricted stock units and performance shares reinforces the achievement of shareholder value objectives, because the ultimate award payout is denominated in our stock, reinforcing management’s alignment with shareholder interests. As more fully described below, the performance share program also provides an incentive to attain high-priority, multi-year financial objectives to reinforce management’s long-term performance orientation. The Committee believes that there is a significant amount of difficulty in meeting the long-term incentive compensation targets, as demonstrated by the fact that none of the NEOs received a long term incentive compensation payout for any prior year Long Term Incentive Plan (i.e., minimum targets were not met).

Under the terms of Mr. van der Merwe’s negotiated employment agreement he is entitled to receive annual long-term compensation at the discretion of the Board of Directors under the Omnibus Plan and existing compensation practices, including stock options, long-term incentive program awards, restricted stock awards, stock appreciation rights, or SARs, or other awards as determined by the Board of Directors.

The following discussion provides additional detail regarding our stock options, RSU’s and performance share grant practices and the policies behind these practices.

Stock Options

Stock options are used to provide an incentive to increase the share price of our stock. We believe stock options are particularly effective since a recipient receives economic value only when our share price appreciates. Option grants also support NEO retention by providing for vesting in installments over three years. If an NEO’s employment is terminated prior to vesting for any reason other than in connection with a Change in Control, any remaining unvested awards are forfeited. As shown in the Outstanding Equity Awards Table, Mr. van der Merwe’s option vesting provisions differ from those of other NEOs as a result of employment contract negotiations. For all NEOs, vested awards may continue to be exercised for a defined period of time following termination of employment, which varies depending upon the reason for termination of employment. The ability to exercise the stock options for limited periods of time post-termination enables the employee to realize any gain on options that were earned prior to termination, which is consistent with the incentive aspect of the award. In the event of a Change in Control of the Company, any unvested options become fully vested and exercisable only if the NEO’s employment is also terminated without “cause” by us or our successor. We provide for the vesting upon termination of employment in connection with a Change in Control of the Company in order to encourage executives to seek out and support transactions that are in the best interest of the Company and its shareholders even though they may personally experience potential loss of employment and other economic risk as a result of the transaction.

We follow a process of granting equity awards annually. This is typically reviewed at the first Committee meeting each year. The exercise price of an option is equal to the average trading price on the date of grant. Outside of this timeframe, grants are sometimes provided to new hires.

Performance Shares

The Long Term Incentive Plan (“LTIP”), which was developed and adopted in 2005, provides for distributions under the plan in the form of shares of our stock. With the introduction of this performance share plan, we began a shift in the composition of our equity-based awards, in line with market trends, away from awarding primarily options and toward a mix of performance share awards and stock options, as appropriate for the individual receiving the awards.

Under the LTIP, an NEO is granted a target number of shares that would be paid to the NEO at the end of a three-year period if specific corporate performance objectives are met. The actual number of shares paid may range from 0% to 200% of the target award amount based on the achievement of performance objectives. The performance goals are company-wide financial measures selected and set by the Committee and may be different for different performance periods. None of the awards granted under these plans has vested due to performance thresholds not being met.

2009 — 2011 Performance Shares

The 2009 — 2011 Performance Share plan uses 3 relative performance metrics: Revenue Growth, Return on Invested Capital (ROIC) and EPS% growth. A composite index (CI), which is a straight average of these measures, is compared to the performance of the Company’s peer group. If the Company performs at or above the 25th percentile relative to the peer group, the program pays out in accordance with the following schedule:

Performance Level	Percentile (Relative versus Peers)	Payout Percent as a Percent of Target
Minimum	CI > 25th %ile	pays 50% of target
Target	CI > 50th %ile	pays 100% of target
Maximum	CI > 75th %ile	pays 200% of target

Payouts will be interpolated linearly between minimum, target and maximum levels.

No stock was granted in relation to the 2009 — 2011 Performance Share Plan because minimum performance was not achieved.

2010 — 2012 Performance Shares

The 2010 — 2012 Performance Share plan uses 2 performance metrics: 3-year average Return on Invested Capital (ROIC) and EPS percent Growth. The ROIC metric is measured on an absolute basis, while the EPS metric is measured on a relative basis versus the Russell 2000 Index. The program pays out in accordance with the following schedule:

		CKP Performance						Payout %
Metric	Weight	Threshold		Target		Maximum		Threshold	Target	Maximum
3-year average ROIC (absolute)	50%	9.50%		10.00%		10.50%		50%	100%	200%
EPS % Growth (relative to Russell 2000)	50%	25th	%ile	50th	%ile	75th	%ile	50%	100%	200%

Payouts will be interpolated linearly between threshold, target and maximum levels.

2011 — 2013 Performance Shares

The 2011 — 2013 Performance Share plan uses 2 performance metrics: 3-year average Return on Invested Capital (ROIC) and EPS percent Growth. The ROIC metric is measured on an absolute basis, while the EPS metric is measured on a relative basis versus the Russell 2000 Index. The program pays out in accordance with the following schedule:

		CKP Performance						Payout %
Metric	Weight	Threshold		Target		Maximum		Threshold	Target	Maximum
3-year average ROIC (absolute)	50%	9.00%		11.00%		13.00%		50%	100%	200%
EPS % Growth (relative to Russell 2000)	50%	25th	%ile	50th	%ile	75th	%ile	50%	100%	200%

Payouts will be interpolated linearly between threshold, target and maximum levels.

Performance Share Termination Provisions

If employment is terminated for any reason (other than change in control) prior to the end of the performance period, or if there is a change to ineligible status prior to the end of the performance period, all outstanding shares are canceled. Upon a termination due to a change in control (as defined below), a payout of shares at target, pro-rated for the full months elapsed during the performance period, shall be made within two and one-half months after the change in control takes effect or the termination occurs, whichever is later.

For purposes of the Performance Share Plan, a “change in control” of Checkpoint will occur if (i) any person or entity or group acting in concert (an “Acquirer”) acquires from the shareholders of the company (whether through a merger, a consolidation, or otherwise) and possesses, directly or indirectly, the power to elect or appoint or approve the appointment of a majority of the Board of Directors and does, in fact, elect or appoint or approve the appointment of the majority of the Board; or (ii) an Acquirer obtains the right or power to elect a substitute or replacement Board, and does, in fact, exercise such right; or (iii) the shareholders of the company approve an agreement for the sale or disposition by Checkpoint of substantially all of the company’s assets to an Acquirer.

In the event of a change in control as defined above, a termination due to a change in control shall have occurred only if one of the following occurs within 90 days before or after the date of the change in control: (i) the employee’s employment is terminated by Checkpoint or Acquirer without cause (as defined below); (ii) the employee is assigned duties substantially inconsistent with his or her position, duties, responsibilities or status, or the employee’s duties are substantially reduced; (iii) the employee’s principal office is relocated more than thirty (30) miles; or (iv) the employee’s base salary is reduced.

For purposes of the Performance Share Plan, “cause” shall mean (i) the employee’s willful and continued insubordination or failure or refusal to perform his or her duties after notice by the company specifically identifying the offending conduct; (ii) dishonesty in the performance of job duties; (iii) the employee’s subjection to a judgment, decree or final order of a judicial or administrative body of competent jurisdiction effectively preventing participant from the substantial performance of his or her duties or causing substantial damage to the company or to its business reputation; or (iv) employee’s conviction of a felony or a crime involving moral turpitude which, in the reasonable judgment of the company, renders participant unfit to continue his or her office or causes substantial damage to the company or its business reputation.

Restricted Stock Units (RSU’s)

Restricted Stock Units are used to provide a retention-based, time-vested, long-term incentive award to our NEO’s. The other long-term incentive vehicles (stock options and performance shares), which are typically weighted at 70% of the grant value for an NEO, require an increase in stock price (in the case of stock options) or attainment of aggressive performance goals (in the case of LTIP shares). Approximately 30% of the total LTI grant value is provided to our NEO’s in the form of RSU’s. The greater the company’s stock price on the day the RSU vests, the greater the value delivered to the NEO.

Share Ownership Guidelines

To ensure that the interests of all executives and senior managers are aligned with shareholder interests, we have established a program that requires that the non-employee directors and NEOs (and other executives and managers) have a meaningful equity stake in the Company by investing and holding a significant amount of our stock. The Stock Ownership Program requires non-employee directors to achieve a level of ownership of 10,000 shares after five years. The Stock Ownership Program sets stock ownership levels for the NEOs, which are set forth below. Vested “in the money” options, vested restricted stock, deferred compensation units, all of the stock held in our 423 Employee Stock Purchase Plan, and all exercised stock options or RSUs that are held count toward compliance. Each NEO has five years from the new requirement in which to meet their holding requirements. Each NEO is currently on schedule to meet such requirements.

We changed our share ownership guidelines in 2008 because the drop in stock price due to poor economic conditions would have made the ownership targets unrealistically high under the prior guidelines. In 2008, the guidelines were amended to provide that for an NEO with a grade of 18 or higher, including the CEO, the level is set as the lesser of 1) a dollar value or 2) a fixed number of shares. The current guidelines are set forth in the table below:

Title/Grade	Base Salary (US$)	Multiplier	Level of Stock Ownership*	US$ Amount
CEO	$850,000	4	226,667 Shares	$3,400,000
22	$350,000	3	70,000 Shares	$1,050,000
21	$300,000	3	60,000 Shares	$900,000
20	$270,000	2	36,000 Shares	$540,000
19	$240,000	1	16,000 Shares	$240,000
18	$190,000	1	12,667 Shares	$190,000

*	Assumes a stock price of $15.00

Deferred Compensation Program

To assist NEOs in meeting their capital accumulation objectives and to provide for income tax deferral opportunities, each NEO may defer up to 50% of base salary and up to 100% of bonus (Annual Cash Incentive Compensation) into our deferred compensation plan. All deferred amounts are invested in our stock, with a three-year vesting period, except for executives 55 years old or older, for whom the match vests immediately. This facilitates ownership of our stock by participants. We currently match 25% of the deferred amounts, up to the indicated maximum amounts. The 25% match is provided to give executives an incentive to acquire and hold our stock. It also facilitates compliance with the Share Ownership Guidelines discussed above.

Benefits and Perquisites

The NEO’s generally receive the same benefits as other employees. During 2011, nominal benefits and perquisites were paid to NEOs. These are described more fully in the footnotes to the Summary Compensation Table.

Employment Agreements and Termination Policy for NEOs

We believe that providing a fair severance in the event of termination of employment of our NEOs is an important retention tool and provides security to the NEOs with respect to their terms of employment. On December 27, 2007, the Company entered into an Employment Agreement with Mr. van der Merwe, which was amended on March 17, 2010. The initial term of the agreement, as amended, began on December 27, 2007 and ends on December 31, 2012, after which the term of Mr. van der Merwe’s employment will be renewed for successive one-year periods ending on December 31 each year, unless Mr. van der Merwe or the Company gives a notice of termination at least six months before the end of an employment term. In addition, we have a severance policy for the other NEOs that provide severance benefits for terminations other than voluntary terminations or terminations for “cause.” Please see the section below titled “Potential Payments Upon Termination or Change in Control” for a description of the terms of these agreements.

Severance/Change in Control Arrangements for Named Executive Officers

Mr. van der Merwe is entitled to severance upon various types of termination of employment, both in connection with and not in connection with a Change in Control. We have also established certain severance arrangements (including benefits upon a Change in Control) under a Termination Policy for our NEOs other than Mr. van der Merwe (Please see the section below titled “Potential Payments Upon Termination or Change in Control” for a description of the payments the CEO and NEOs may receive). Our policies on severance are intended to provide fair and equitable compensation in the event of severance of employment.

For Change in Control situations, the policy helps to ensure that NEOs will undertake transactions and other corporate actions that may be in our and our shareholders’ best interests, but that may lead to the termination of the NEOs’ employment. By providing severance upon termination of employment in connection with a Change in Control of the Company, we intend to provide executive compensation that is sufficient to mitigate the risk of loss of employment and make the executives willing to undertake a transaction. The severance amounts are balanced against our need to be responsible to our shareholders and preserve our assets.

The provisions on severance include:

—	Levels of severance that are competitive with the market; for executives the total amount of severance is directly tied to the length of a corresponding period.

—	A policy that reasonably protects the executive in the event of termination and provides predictability of payments.

—

Upon a Change in Control, a requirement that an executive actually be terminated without Cause, or terminated for Good Reason, in order to receive severance. Our policies for this severance reflect that an executive should face a true economic loss before severance is collected.

The purpose of our Termination Policy for executives is to provide a fair framework in the event of the termination of employment of executives for reasons other than for Cause. The policy does not apply to executives who voluntarily terminate or who are terminated for Cause. The amount of severance is the greater of that provided by the policy, any employment contract, local law or other entitlement, but is not cumulative. With respect to the NEOs, except for Mr. van der Merwe, any severance provided under the Termination Policy would be in excess of any severance the individual NEO may be entitled to under the NEO’s employment agreement, and therefore severance is generally not paid pursuant to the terms of the NEO employment agreements but rather the Termination Policy. A condition of receiving severance under the policy is that the executive must sign a general release and non-compete agreement in a form satisfactory to us at the time of termination. The non-compete period under this policy is twelve months. The severance payment periods under the Termination Policy not in connection with a Change in Control are 24 months for the NEOs.

If an NEO is terminated or properly terminates employment pursuant to a Change in Control as defined in the Termination Policy the executive will be entitled to receive the following:

—	The executive’s Base Salary for a period equal to 1.5 times the Severance Payment Period;

—	Continued participation in our welfare benefit plans for the period during which severance is paid.

Additional Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and the other NEOs (other than the CFO) included in the Summary Compensation Table. This limitation does not apply to qualifying “performance-based compensation.” Section 162(m) considerations, as well as financial accounting implications, are factors we consider when developing our executive compensation programs. However, we primarily consider our business purpose when structuring our compensation arrangements with our NEOs as appropriate to support our strategic business objectives and the attraction and retention of executives.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2009, 2010, AND 2011

The following table shows the compensation for each of the Named Executive Officers (collectively, the “NEOs”) for fiscal years 2009, 2010, and 2011:

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	All Other Compensation ($)(5) (h)	Total ($) (i)
Robert P. van der Merwe	2011	850,000	—	716,905	316,670	—	60,511	1,944,086
Chairman, President and	2010	848,365	—	587,172	324,472	350,000	122,586	2,232,595
Chief Executive Officer(6)	2009	787,231	274,750	466,082	65,502	803,154	82,593	2,479,312

Raymond D. Andrews	2011	357,000	—	143,367	63,337	—	23,452	587,156
Senior Vice President and	2010	351,900	—	138,156	76,346	96,847	37,227	700,476
Chief Financial Officer(7)	2009	314,892	87,175	68,153	18,224	240,946	10,906	740,296

Per H. Levin	2011	458,234	—	143,367	63,337	230,454	11,658	907,050
President, Merchandise Visibility	2010	437,172	—	155,430	85,886	115,644	51,271	845,403
and Apparel Labeling Solutions	2009	428,241	104,904	68,153	18,224	200,581	58,237	878,340

S. James Wrigley	2011	453,218	—	161,302	71,251	—	4,016	689,787
Group President,	2010	340,939	—	142,234	361,920	104,601	3,872	953,566
Global Customer Management	2009	—	—	—	—	—	—	—

Farrokh K. Abadi	2011	311,020	—	143,367	63,337	—	20,269	537,993
President,	2010	299,423	—	120,883	66,803	95,490	18,785	601,384
Shrink Management Solutions	2009	277,846	48,875	68,153	18,224	212,600	12,684	638,382

John R. Van Zile	2011	290,850	—	125,455	55,414	—	6,961	478,680
Senior Vice President, General	2010	286,695	—	120,883	66,803	87,094	30,503	591,978
Counsel and Secretary	2009	256,545	47,936	68,153	18,224	196,301	22,601	609,760

(1)	Effective April 1, 2009, all NEOs realized a temporary 10% reduction in base salary. The reduction remained in effect until December 31, 2009.

(2)	These amounts represent discretionary performance bonuses earned during fiscal years 2011, 2010 and 2009.

(3)	The amounts shown represent the aggregate grant date fair value of stock awards and stock options granted during 2011, 2010 and 2009, determined in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ending December 25, 2011. The maximum possible grant date value of performance shares granted during 2011 was as follows: $819,645 for Mr. van der Merwe; $163,911 for Mr. Andrews; $163,911 for Mr. Levin; $184,422 for Mr. Wrigley; $163,911 for Mr. Abadi; and $143,445or Mr. Zile. The value of the stock awards and option awards granted to the NEOs in 2011 is reflected on the Grants of Plan — Based Award in Fiscal 2011 table below. There were no forfeitures in 2011.

(4)	Non-Equity Incentive Plan Compensation is composed of annual incentive bonuses and individual performance incentive bonuses awarded under the Omnibus Plan earned in fiscal 2011 and paid in 2012, earned in fiscal 2010 and paid in 2011, or earned in fiscal 2009 and paid in 2010, as applicable. In 2011, with the exception to Mr. Levin who realized a performance bonus due to the performance of the Merchandise Visibility Solutions business, no other NEO realized an annual incentive bonus as a result of quantitative objectives regarding financial performance not being met For additional information see the “Annual Incentive” and “2011 Bonuses” sections.

(5)	The amounts reported in the All Other Compensation column for fiscal 2011 include: (1) Mr. van der Merwe’s $60,000 deferred compensation match expense under the Company’s Deferred Compensation Plan and $511 matching contributions for life insurance; (2) Mr. Andrews’ $14,806 deferred compensation match expense under the Company’s Deferred Compensation Plan, $8,135 in transition reimbursements, and $511 matching contributions for life insurance; (3) Mr. Levin’s $8,732 deferred compensation match expense under the Company’s Deferred Compensation Plan and $2,926 perquisites related to the payment of health benefits; (4) Mr. Wrigley’s $4,016 perquisites related to the payment of health benefits; (5) Mr. Abadi’s $13,736 deferred compensation match expense under the Company’s Deferred Compensation Plan, $6,022 in transition reimbursements, and $511 matching contributions for life insurance, and (6) Mr. Van Zile’s $6,471 in transition reimbursements and $490 matching contributions for life insurance.

(6)	Mr. van der Merwe was appointed President and Chief Executive Officer on December 27, 2007.

(7)	Mr. Andrews was appointed Senior Vice President and Chief Financial Officer on December 6, 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

The following table provides information on stock options and restricted stock units granted to the NEOs during fiscal year 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(4)	Exercise or Base Price of Option Awards ($/Sh) (k)(5)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards (l)(6)
Name (a)	Grant Date (b)	($) Threshold (c)	($) Target (d)	($) Maximum (e)	(#) Threshold (f)	(#) Target (g)	(#) Maximum (h)
Robert P. van der Merwe	2/17/2011	—	—	—	9,091	18,182	36,364	—	—	—	22.54	409,822
	2/17/2011	—	—	—	—	—	—	—	31,133	22.52	22.54	316,670
	2/17/2011	—	—	—	—	—	—	13,636	—	—	22.54	307,083
	FY 2011	170,000	850,000	1,530,000	—	—	—	—	—	—	—	—
Raymond D. Andrews	2/17/2011	—	—	—	1,818	3,636	7,272	—	—	—	22.54	81,955
	2/17/2011	—	—	—	—	—	—	—	6,227	22.52	22.54	63,337
	2/17/2011	—	—	—	—	—	—	2,727	—	—	22.54	61,412
	FY 2011	53,550	267,750	481,950	—	—	—	—	—	—	—	—
Per H. Levin	2/17/2011	—	—	—	1,818	3,636	7,272	—	—	—	22.54	81,955
	2/17/2011	—	—	—	—	—	—	—	6,227	22.52	22.54	63,337
	2/17/2011	—	—	—	—	—	—	2,727	—	—	22.54	61,412
	FY 2011	68,735	343,676	618,616	—	—	—	—	—	—	—	—
S. James Wrigley	2/17/2011	—	—	—	2,046	4,091	8,182	—	—	—	22.54	92,211
	2/17/2011	—	—	—	—	—	—	—	7,005	22.52	22.54	71,251
	2/17/2011	—	—	—	—	—	—	3,068	—	—	22.54	69,091
	FY 2011	67,983	339,914	611,844	—	—	—	—	—	—	—	—
Farrokh K. Abadi	2/17/2011	—	—	—	1,818	3,636	7,272	—	—	—	22.54	81,955
	2/17/2011	—	—	—	—	—	—	—	6,227	22.52	22.54	63,337
	2/17/2011	—	—	—	—	—	—	2,727	—	—	22.54	61,412
	FY 2011	46,653	233,265	419,877	—	—	—	—	—	—	—	—
John R. Van Zile	2/17/2011	—	—	—	1,591	3,182	6,364	—	—	—	22.54	71,722
	2/17/2011	—	—	—	—	—	—	—	5,448	22.52	22.54	55,414
	2/17/2011	—	—	—	—	—	—	2,386	—	—	22.54	53,733
	FY 2011	43,628	218,138	392,648	—	—	—	—	—	—	—	—

(1)	The amounts represent the threshold, target, and maximum that could have been earned during 2011 pursuant to the annual incentive awards provided under the Omnibus Plan. The individual performance incentive award contains multiple performance objectives, which are aggregated for this presentation. Actual amounts earned during 2011 are included in the “Summary Compensation Table” above. For additional information regarding these awards see “Compensation Discussion and Analysis.”

(2)	Estimated Future Payouts Under Equity Incentive Plan Awards reflect the threshold, target and maximum number of shares which may be granted pursuant to the performance share program. For additional information see “Performance Shares”.

(3)	All stock awards issued vest one-third each year over a three year period commencing on the date of grant.

(4)	All stock options issued vest one-third each year over a three year period commencing on the date of grant and have a term of ten years.

(5)	Option pricing is set using the average of the high and low market price on the day of grant.

(6)	The amounts shown represent the aggregate grant date fair value of stock awards and stock options granted during 2011 in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ending December 25, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table provides information on stock and options awards held by the NEOs as of December 25, 2011:

	Option Awards							Stock Awards
Name (a)	Option Vest Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price $ (e)	Option Expiration Date (f)	Stock Award Vest Date(2)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3) (j)
Robert P. van der Merwe	10/30/2007	10,000	—		—	29.55	10/30/2017	—	—	—	—	—
	12/31/2010	162,000	—		—	22.71	12/27/2017	—	—	—	—	—
	12/31/2010	4,403	—		—	22.71	12/27/2017	—	—	—	—	—
	12/31/2010	133,597	—		—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	54,000	(5)	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	4,403	(5)	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	41,597	(5)	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	54,000	(5)	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	41,597	(5)	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	4,403	(5)	—	22.71	12/27/2017	—	—	—	—	—
	3/03/2009	4,206	—		—	23.78	3/03/2018	—	—	—	—	—
	3/03/2009	15,794	—		—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	20,000	—		—	23.78	3/03/2018	—	—	—	—	—
	3/03/2011	20,000	—		—	23.78	3/03/2018	—	—	—	—	—
	2/17/2010	6,668	—		—	8.26	2/17/2019	—	—	—	—	—
	2/17/2011	6,668	—		—	8.26	2/17/2019	—	—	—	—	—
	2/17/2012	—	6,667		—	8.26	2/17/2019	—	—	—	—	—
	2/12/2013	—	6,355		—	15.74	2/12/2020	—	—	—	—	—
	2/12/2011	15,938	—		—	15.74	2/12/2020	—	—	—	—	—
	2/12/2012	—	15,938		—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	9,582		—	15.74	2/12/2020	—	—	—	—	—
	2/17/2014	—	4,440		—	22.52	2/17/2021	—	—	—	—	—
	2/17/2012	—	10,378		—	22.52	2/17/2021	—	—	—	—	—
	2/17/2013	—	10,378		—	22.52	2/17/2021	—	—	—	—	—
	2/17/2014	—	5,937		—	22.52	2/17/2021	—	—	—	—	—
	—	—	—		—	—	—	2/17/2012	3,333	37,463	—	—
	—	—	—		—	—	—	3/17/2012	10,000	112,400	—	—
	—	—	—		—	—	—	2/12/2012	5,313	59,718	—	—
	—	—	—		—	—	—	2/12/2013	5,312	59,707	—	—
	—	—	—		—	—	—	2/17/2012	4,546	51,097	—	—
	—	—	—		—	—	—	2/17/2013	4,545	51,086	—	—
	—	—	—		—	—	—	2/17/2014	4,545	51,086	—	—
	—	—	—		—	—	—	12/30/2012	—	—	10,625	119,425
	—	—	—		—	—	—	12/29/2013	—	—	9,091	102,183
Raymond D. Andrews	8/01/2006	3,334	—		—	17.51	8/01/2015	—	—	—	—	—
	8/01/2007	3,333	—		—	17.51	8/01/2015	—	—	—	—	—
	8/01/2008	3,333	—		—	17.51	8/01/2015	—	—	—	—	—
	2/17/2007	359	—		—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	359	—		—	28.89	2/17/2016	—	—	—	—	—
	2/17/2007	1,441	—		—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	1,441	—		—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	1,800	—		—	28.89	2/17/2016	—	—	—	—	—
	4/04/2009	1,500	—		—	23.74	4/04/2017	—	—	—	—	—
	4/04/2010	1,500	—		—	23.74	4/04/2017	—	—	—	—	—
	4/04/2008	1,500	—		—	23.74	4/04/2017	—	—	—	—	—
	12/11/2008	3,000	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2009	2,456	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2010	169	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2009	544	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2010	2,831	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2011	3,000	—		—	22.75	12/11/2017	—	—	—	—	—
	12/11/2012	—	3,000		—	22.75	12/11/2017	—	—	—	—	—
	3/03/2011	1,336	—		—	23.78	3/03/2018	—	—	—	—	—
	3/03/2009	3,040	—		—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	3,040	—		—	23.78	3/03/2018	—	—	—	—	—

	Option Awards						Stock Awards
Name (a)	Option Vest Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price $ (e)	Option Expiration Date (f)	Stock Award Vest Date(2)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3) (j)
	3/03/2011	1,703	—	—	23.78	3/03/2018	—	—	—	—	—
	2/17/2010	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2011	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2012	—	1,855	—	8.26	2/17/2019	—	—	—	—	—
	2/12/2012	—	1,045	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	3,750	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2011	3,750	—	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2012	—	2,705	—	15.74	2/12/2020	—	—	—	—	—
	2/17/2013	—	1,820	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2014	—	2,075	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2012	—	2,076	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2013	—	256	—	22.52	2/17/2021	—	—	—	—	—
	—	—	—	—	—	—	4/04/2012	600	6,744	—	—
	—	—	—	—	—	—	12/11/2012	1,500	16,860	—	—
	—	—	—	—	—	—	2/17/2012	927	10,419	—	—
	—	—	—	—	—	—	2/12/2012	1,250	14,050	—	—
	—	—	—	—	—	—	2/12/2013	1,250	14,050	—	—
	—	—	—	—	—	—	2/17/2012	909	10,217	—	—
	—	—	—	—	—	—	2/17/2013	909	10,217	—	—
	—	—	—	—	—	—	2/17/2014	909	10,217	—	—
	—	—	—	—	—	—	12/30/2012	—	—	2,500	28,100
	—	—	—	—	—	—	12/29/2013	—	—	1,818	20,434
Per H. Levin	2/19/2003	4,445	—	—	12.84	2/19/2012	—	—	—	—	—
	2/19/2004	4,445	—	—	12.84	2/19/2012	—	—	—	—	—
	2/19/2005	4,444	—	—	12.84	2/19/2012	—	—	—	—	—
	5/01/2005	1,100	—	—	13.09	5/01/2013	—	—	—	—	—
	5/01/2006	7,639	—	—	13.09	5/01/2013	—	—	—	—	—
	5/01/2004	20,000	—	—	13.09	11/01/2013	—	—	—	—	—
	5/01/2005	18,900	—	—	13.09	11/01/2013	—	—	—	—	—
	5/01/2006	12,361	—	—	13.09	11/01/2013	—	—	—	—	—
	2/17/2007	5,219	—	—	19.16	2/17/2014	—	—	—	—	—
	2/17/2005	20,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2006	20,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2007	14,781	—	—	19.16	8/17/2014	—	—	—	—	—
	4/01/2006	3,750	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2007	3,750	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2008	3,750	—	—	16.94	4/01/2015	—	—	—	—	—
	2/17/2008	1,262	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	3,461	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2007	3,500	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	2,238	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	39	—	—	28.89	2/17/2016	—	—	—	—	—
	4/04/2008	1,667	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2009	1,667	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2010	1,666	—	—	23.74	4/04/2017	—	—	—	—	—
	3/03/2009	3,040	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	498	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	2,542	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2011	3,039	—	—	23.78	3/03/2018	—	—	—	—	—
	2/17/2010	2	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2011	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2012	—	1,855	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2010	1,853	—	—	8.26	2/17/2019	—	—	—	—	—
	2/12/2011	4,219	—	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2012	—	4,219	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	4,218	—	15.74	2/12/2020	—	—	—	—	—
	2/17/2012	—	2,076	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2013	—	2,076	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2014	—	2,075	—	22.52	2/17/2021	—	—	—	—	—
							2/17/2012	927	10,419	—	—

	Option Awards						Stock Awards
Name (a)	Option Vest Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price $ (e)	Option Expiration Date (f)	Stock Award Vest Date(2)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3) (j)
	—	—	—	—	—	—	2/12/2012	1,406	15,803	—	—
	—	—	—	—	—	—	2/12/2013	1,406	15,803	—	—
	—	—	—	—	—	—	2/17/2012	909	10,217	—	—
	—	—	—	—	—	—	2/17/2013	909	10,217	—	—
	—	—	—	—	—	—	2/17/2014	909	10,217	—	—
	—	—	—	—	—	—	12/30/2012	—	—	2,813	31,613
	—	—	—	—	—	—	12/29/2013	—	—	1,818	20,434
S. James Wrigley	3/11/2011	10,000	—	—	21.56	3/11/2020	—	—	—	—	—
	3/11/2012	—	10,000	—	21.56	3/11/2020	—	—	—	—	—
	3/11/2013	—	10,000	—	21.56	3/11/2020	—	—	—	—	—
	3/11/2011	2,813	—	—	21.56	3/11/2020	—	—	—	—	—
	3/11/2012	—	2,813	—	21.56	3/11/2020	—	—	—	—	—
	3/11/2013	—	2,812	—	21.56	3/11/2020	—	—	—	—	—
	2/17/2012	—	2,335	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2013	—	2,335	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2014	—	2,335	—	22.52	2/17/2021	—	—	—	—	—
	—	—	—	—	—	—	3/11/2012	938	10,543	—	—
	—	—	—	—	—	—	3/11/2013	937	10,532	—	—
	—	—	—	—	—	—	2/17/2012	1,023	11,499	—	—
	—	—	—	—	—	—	2/17/2013	1,023	11,499	—	—
	—	—	—	—	—	—	2/17/2014	1,022	11,487	—	—
	—	—	—	—	—	—	12/30/2012	—	—	1,875	21,075
	—	—	—	—	—	—	12/29/2013	—	—	2,046	22,991
Farrokh K. Abadi	2/22/2007	5,000	—	—	16.85	2/22/2015	—	—	—	—	—
	2/22/2008	5,000	—	—	16.85	2/22/2015	—	—	—	—	—
	4/01/2006	929	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2007	929	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2008	929	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2006	4,271	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2007	4,271	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2008	4,271	—	—	16.94	4/01/2015	—	—	—	—	—
	2/17/2007	1,800	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	1,800	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	1,800	—	—	28.89	2/17/2016	—	—	—	—	—
	4/04/2009	4,213	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2010	4,213	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2008	4,667	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2009	454	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2010	453	—	—	23.74	4/04/2017	—	—	—	—	—
	3/03/2009	2,787	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	2,786	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2011	2,786	—	—	23.78	3/03/2018	—	—	—	—	—
	2/17/2010	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2011	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2012	—	1,855	—	8.26	2/17/2019	—	—	—	—	—
	2/12/2011	1,172	—	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2012	—	3,281	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	3,281	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2011	2,110	—	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	508	—	22.52	2/17/2021	—	—	—	—	—
	2/12/2014	—	2,075	—	22.52	2/17/2021	—	—	—	—	—
	2/12/2012	—	2,076	—	22.52	2/17/2021	—	—	—	—	—
	2/12/2013	—	1,568	—	22.52	2/17/2021	—	—	—	—	—
	—	—	—	—	—	—	2/17/2012	927	10,419	—	—
	—	—	—	—	—	—	2/12/2012	1,094	12,297	—	—
	—	—	—	—	—	—	2/12/2013	1,093	12,285	—	—
	—	—	—	—	—	—	2/17/2012	909	10,217	—	—
	—	—	—	—	—	—	2/17/2013	909	10,217	—	—
	—	—	—	—	—	—	2/17/2014	909	10,217	—	—
	—	—	—	—	—	—	12/30/2012	—	—	2,188	24,588
	—	—	—	—	—	—	12/29/2013	—	—	1,818	20,434

	Option Awards						Stock Awards
Name (a)	Option Vest Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price $ (e)	Option Expiration Date (f)	Stock Award Vest Date(2)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3) (j)
John R. Van Zile	7/28/2004	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2005	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2006	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2004	1,692	—	—	15.06	1/28/2014	—	—	—	—	—
	7/28/2005	1,691	—	—	15.06	1/28/2014	—	—	—	—	—
	7/28/2006	1,691	—	—	15.06	1/28/2014	—	—	—	—	—
	2/17/2007	5,219	—	—	19.16	2/17/2014	—	—	—	—	—
	2/17/2005	10,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2006	10,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2007	4,781	—	—	19.16	8/17/2014	—	—	—	—	—
	4/01/2008	5,666	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2006	5,667	—	—	16.94	4/01/2015	—	—	—	—	—
	4/01/2007	5,667	—	—	16.94	4/01/2015	—	—	—	—	—
	2/17/2008	139	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	2,500	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2007	2,500	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	2,361	—	—	28.89	2/17/2016	—	—	—	—	—
	4/04/2008	3,000	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2009	1,830	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2009	1,170	—	—	23.74	4/04/2017	—	—	—	—	—
	4/04/2010	3,000	—	—	23.74	4/04/2017	—	—	—	—	—
	3/03/2009	3,040	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	1,829	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2010	1,211	—	—	23.78	3/03/2018	—	—	—	—	—
	3/03/2011	3,039	—	—	23.78	3/03/2018	—	—	—	—	—
	2/17/2010	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2011	1,855	—	—	8.26	2/17/2019	—	—	—	—	—
	2/17/2012	—	1,855	—	8.26	2/17/2019	—	—	—	—	—
	2/12/2011	2,451	—	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2012	—	2,451	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2013	—	2,450	—	15.74	2/12/2020	—	—	—	—	—
	2/12/2011	2,492	—	—	15.74	2/12/2020	—	—	—	—	—
	2/17/2012	—	1,816	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2013	—	1,816	—	22.52	2/17/2021	—	—	—	—	—
	2/17/2014	—	1,816	—	22.52	2/17/2021	—	—	—	—	—
	—	—	—	—	—	—	2/17/2012	927	10,419	—	—
	—	—	—	—	—	—	2/12/2012	1,094	12,297	—	—
	—	—	—	—	—	—	2/12/2013	1,093	12,285	—	—
	—	—	—	—	—	—	2/17/2012	796	8,947	—	—
	—	—	—	—	—	—	2/17/2013	795	8,936	—	—
	—	—	—	—	—	—	2/17/2014	795	8,936	—	—
	—	—	—	—	—	—	12/30/2012	—	—	2,188	24,588
	—	—	—	—	—	—	12/29/2013	—	—	1,591	17,883

(1)	This column sets forth the individual vesting dates for each tranche of stock options.

(2)	This column sets forth the individual vesting dates for each tranche of stock awards.

(3)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $11.24 on December 25, 2011, as reported by the New York Stock Exchange.

(4)	All Performance shares vest at the end of the designated performance period contingent upon the achievement of the specified performance measure. For additional information regarding these awards see “Performance Shares” in the “Compensation Discussion and Analysis” section.

(5)	The options granted to Mr. van der Merwe in connection with his hire have a market condition. The market condition specifies that any unvested tranche will vest immediately as soon as the Company’s stock price exceeds 200% of the December 27, 2007, strike price of $22.71 ($45.42).

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table provides information about restricted stock units that vested for the NEOs during fiscal year 2011:

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Robert P. van der Merwe	38,647	814,865
Raymond D. Andrews	9,437	148,678
Per H. Levin	6,894	107,512
S. James Wrigley	938	19,576
Farrokh K. Abadi	8,181	130,816
John R. Van Zile	9,581	167,989

(1)	The reported value is based on the closing price on the date that the restricted stock unit vested multiplied by the number of units that vested.

NON-QUALIFIED DEFERRED COMPENSATION 2011

We maintain deferred compensation plans for executives. The executive deferred compensation plan allows certain executives to defer portions of their salary and bonus (up to 50% and 100%, respectively) into a deferred stock account. All deferrals in this plan are matched 25% by the Company. The match vests in thirds at each calendar year end for three years following the match. For executives over the age of 55 years old, the matching contribution vests immediately. The settlement of this deferred stock account is required by the plan to be made only in Company common stock.

The following table provides information regarding contributions, earnings and account balances for the NEOs in the executive deferred compensation plan for 2011.

Name (a)	Executive Contributions in Last Fiscal Year ($)(1) (b)	Registrant Contributions in Last Fiscal Year ($)(2) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End ($)(3) (f)
Robert P. van der Merwe	240,000	60,000	(852,043)	—	1,095,900
Raymond D. Andrews	59,225	14,806	(207,450)	—	263,551
Per H. Levin	34,926	8,732	(641,245)	—	753,299
S. James Wrigley	—	—	—	—	—
Farrokh K. Abadi	54,946	13,736	(207,084)	—	260,742
John R. Van Zile	—	—	(534,719)	—	628,687

(1)	The contribution amounts reported represent deferrals of salary and bonus which were elected to be deferred into Company stock by the named executive. These amounts were earned during or prior to 2011, but the payments have been deferred and will be settled in Company stock at a future date. The amounts in this column are also included in the “Salary” and “Bonus” columns of the Summary Compensation Table.

(2)	The amounts reported represent a 25% company match on the compensation deferred by the named executive which will be settled in stock at a future date. This match vests one-third on December 31st for each of the subsequent two years with a third of the match vesting on December 31st on the year the match was contributed. For executives who are 55 years old or older, the match vests immediately. The match upon vesting will be settled in Company stock at a future date. The amounts in this column are also included in the Summary Compensation Table under “All Other Compensation.”

(3)

Of the total amounts shown in this column, the following amounts have been reported as “Salary” or “Bonus” in the Summary Compensation Table in this proxy statement and prior years’ proxy statements: for Mr. van der Merwe

$1,634,346; for Mr. Andrews $451,596; for Mr. Levin $1,417,329; for Mr. Abadi $430,141; and for Mr. Van Zile $1,141,581. The total aggregate balances reported in this column for certain NEOs are less than the amounts that have been reported on the Summary Compensation Table due to the change in the Company’s stock price over the term of the executive deferred compensation plan and due to the amount and timing of NEO deferrals.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of the NEOs is eligible to receive severance and other benefits upon certain terminations of employment and, in some cases, in connection with a Change in Control of the Company. The following charts summarize the payments and benefits that each NEO would be eligible to receive upon certain terminations of employment, assuming the termination of employment or Change in Control occurred on December 25, 2011. Summaries of the relevant employment agreements and severance policies follow the charts below.

Severance — Upon Expiration of Term of Employment Agreement (Mr. van der Merwe)

Name	Severance ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Continued Benefit Plan Coverage ($)
Robert P. van der Merwe	1,700,000	$175,000	$0	—

(1)	Upon expiration of the term, Mr. van der Merwe is entitled to receive a lump sum payment equal to two times his base salary as in effect as of the date of the expiration of the term.

(2)	Mr. van der Merwe is also entitled to receive the two year average of any other compensation received by Mr. van der Merwe pursuant to any bonus or incentive plan during the immediately preceding two years, in addition to other amounts due. Mr. van der Merwe earned bonuses in the amount of $0 in 2011 and $350,000, in 2010.

(3)	All stock options and stock awards granted during the six-month period prior to expiration of the term of the agreement will expire or be forfeited, immediately. All other long term compensation equity awards and stock options will vest immediately upon expiration of the term of the agreement. Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 25, 2011, of $11.24 per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 25, 2011, of $11.24 per share per share less the applicable exercise price of each grant.

Severance — Termination of Employment Agreement Without Cause or by Executive for Good Reason (Mr. van der Merwe)

Name	Severance ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Continued Benefit Plan Coverage ($)
Robert P. van der Merwe	$2,125,000	$175,000	$0	—

(1)	Should the Company terminate Mr. van der Merwe’s employment without cause or should Mr. van der Merwe resign for good reason during the term of the employment agreement, then he will receive within 45 days after termination an amount equal to 2 times the sum of (i) his annual base salary as in effect prior to termination, plus (ii) fifty percent of his annual base salary.

(2)	Should the Company terminate Mr. van der Merwe’s employment without cause or should Mr. van der Merwe resign for good reason during the term of the employment agreement, he is entitled to receive a portion of his average annual incentive compensation prorated for the year through the date of termination. Mr. van der Merwe earned bonuses in the amount of $0 in 2011 and $350,000 in 2010.

(3)	Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 25, 2011, of $11.24 per share per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 25, 2011, of $11.24 per share less the applicable exercise price of each grant.

Severance — Termination of Employment Without Cause (NEOs other than Mr. van der Merwe)

Name	Months Severance	Severance ($)	Non-Equity Incentive Plan Compensation ($)	Accelerated Vesting of Options ($)	Continued Benefit Plan Coverage ($)(2)
Raymond D. Andrews(1)	24	$714,000	—	—	19,526
Per H. Levin(1)	24	$702,702	—	—	5,640
S. James Wrigley(1)	24	$581,379	—	—	10,961
John R. Van Zile(1)	24	$581,700	—	—	18,919
Farrokh K. Abadi(1)	24	$622,040	—	—	28,944

(1)	Paid in accordance with the terms of our Termination Policy, as discussed below.

(2)	For purposes of quantifying healthcare benefits, the Company relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

Severance — Following a Change in Control (All NEOs)

Name	Months Severance	Severance ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Continued Benefit Plan Coverage ($)(4)
Robert P. van der Merwe(2)	—	$1,700,000	$175,000	$0	28,364
Raymond D. Andrews(1)	36	$1,071,000	—	$0	29,289
Per H. Levin(1)	36	$1,054,053	—	$0	8,294
S. James Wrigley(1)	36	$872,068	—	$0	32,883
John R. Van Zile(1)	36	$872,550	—	$0	28,379
Farrokh K. Abadi(1)	36	$933,060	—	$0	43,416

(1)	Paid in accordance with the terms of our Termination Policy as discussed below.

(2)	Paid in accordance with Mr. van der Merwe’s employment agreement, as discussed below.

(3)	Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 25, 2011, of $11.24 per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 25, 2011, of $11.24 per share less the applicable exercise price of each grant.

(4)	For purposes of quantifying healthcare benefits, the Company relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth our shares authorized for issuance under our equity compensation plan at December 25, 2011:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,330,805	(1)	$19.17	3,689,612
Equity compensation plans not approved by shareholders	270,000	(2)	$22.71	—

Total	2,600,805		$19.54	3,689,612

(1)	Includes stock options and performance based restricted stock units.

(2)	Inducement options granted to newly elected President and CEO of Checkpoint in connection with his hire in fiscal year 2007.

Employment Agreement with Mr. van der Merwe

On December 27, 2007, the Company entered into an Employment Agreement with Mr. van der Merwe, which was amended on March 17, 2010. The initial term of the agreement, as amended, began on December 27, 2007 and ends on December 31, 2012, after which the term of Mr. van der Merwe’s employment will be renewed for successive one-year periods ending on December 31 each year, unless Mr. van der Merwe or the Company gives a notice of termination at least six months before the end of an employment term. Under the agreement, Mr. van der Merwe is entitled to receive an annual base salary of $850,000 and participate in annual incentive compensation programs to be developed by the Board that will enable Mr. van der Merwe to earn incentive compensation up to a maximum of 150% of his base salary, subject to achievement of specified goals and objectives identified by the Board of Directors in consultation with Mr. van der Merwe.

The agreement also provides for a grant to Mr. van der Merwe of stock options under which he may purchase up to 500,000 shares of the Company’s common stock as well as a grant of 20,000 restricted stock units with respect to the Company’s common stock, in each case subject to terms and conditions set forth as applicable in the agreement, the Company’s 2004 Omnibus Incentive Compensation Plan and the related equity award agreements. The stock options, which represent options issued under the Omnibus Plan exercisable for 230,000 shares as well as an employment inducement award of options exercisable for 270,000 shares, have an exercise price equal to $22.71 per share, the closing market price of the Company’s common stock on the date of grant, and shall vest, subject to Mr. van der Merwe’s continued employment, as follows: (i) 60% (300,000 shares) become exercisable on December 31, 2010; (ii) an additional 20% (100,000 shares) become exercisable on December 31, 2011; and (iii) the final 20% (100,000 shares) become exercisable on December 31, 2012. Vesting of the first 60% increment shall accelerate in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason, or upon a change in control of the Company on or before December 31, 2010, and vesting of the balance of the shares shall accelerate if one of the foregoing events occurs after December 31, 2010. In addition, all shares shall vest upon the first date on which the closing price per share of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds 200% of the stock options’ exercise price. The RSUs will vest on December 31, 2010, subject to acceleration in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason or upon a change in control of the Company. These equity awards are governed by an Incentive Stock Option Agreement, a Non-Incentive Stock Option Agreement, a Restricted Stock Unit Award

Agreement and an Inducement Stock Option Agreement, each dated December 27, 2007, between the Company and Mr. van der Merwe (collectively, the “Award Agreements”). In addition to these equity grants, Mr. van der Merwe will receive annual long term compensation at the discretion of the Board of Directors under the Omnibus Plan and existing compensation practices, including stock options, LTIP awards, restricted stock awards, SARs, or other awards as determined by the Board of Directors.

In the event that Mr. van der Merwe’s employment with the Company is terminated by the Company without cause, by him for good reason or due to the inability of the Company and Mr. van der Merwe to reach a mutual agreement to extend the term of the Agreement, Mr. van der Merwe will receive, in one lump sum payment, an amount equal to twice the sum of (i) his base salary then in effect and (ii) the two-year average of his incentive compensation in the immediately preceding two years, subject to additional adjustments provided in the Agreement.

Under the terms of Mr. van der Merwe’s employment agreement, should a change in control occur, the Company shall pay to Mr. van der Merwe, within forty-five (45) days after termination, a cash payment in an amount equal to (i) all accrued but unpaid Base Salary through the date of termination of employment, plus (ii) a portion of the Average Annual Incentive Compensation pro-rated for the year through the date of termination, plus (iii) the Multiplier times the Compensation Amount. The Multiplier is defined as two (2). The Compensation Amount is defined as the sum of (i) the annual Base Salary of Executive as in effect immediately prior to Executive’s termination of employment, and (ii) the Average Annual Incentive Compensation. The Average Annual Incentive Compensation shall be a cash payment equal to the average of the Annual Incentive Compensation earned for the two preceding calendar years. For purposes of determining the Average Annual Incentive Compensation earned by Executive in any past year, any non-cash compensation awarded to Executive shall be included as annual incentive compensation only if specifically designated as such by the Board of Directors, and such non-cash compensation shall be valued by such method as the Board of Directors in its discretion shall determine, which may be the manner in which such compensation is valued for proxy reporting purposes.

Should a change in control occur all Stock Options will vest as follows: Three hundred thousand (300,000) shares which vest at the end of the Initial Term shall become 100% vested and (ii) 200,000 Stock Options shall become 100% vested upon Executive’s Qualifying Termination after the Initial Term. In addition, to the extent that Stock Options remain unvested and have not been forfeited, the vesting of the Stock Options shall be accelerated and the Stock Options shall become fully exercisable as of the first date on which the closing price per share of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds 200% of the exercise price of the Stock Options.

Additionally, 20,000 RSUs granted to Mr. van der Merwe under his employment agreement will become 100% vested upon a change in control.

For purposes of Mr. van der Merwe’s employment agreement, the following terms have the following definitions:

—

Change in Control. Mr. van der Merwe’s employment agreement defines a “change in control” as (1) the acquisition by any person or group of 50% or more of the combined voting power of the Company; (2) a change in the majority composition of the board of directors of the Company without the consent of a majority of the incumbent directors; (3) a merger in which the shareholders immediately prior to the merger own less than 50% of the combined voting power of the Company after the merger; or (4) a sale of all or substantially all of the assets of the Company.

—

Cause. Mr. van der Merwe’s employment agreement defines “cause” as (1) a willful and continuing failure to perform under the terms of the agreement following written notice requesting such performance; (2) embezzlement, fraud, or breach of fiduciary duty; (3) personal dishonesty that is materially injurious to the Company; (4) unauthorized disclosure of confidential information; (5) conviction of, or entry of a guilty or nolo contendere plea to a felony criminal offense; or (6) competing with the Company in violation of the agreement.

—

Good Reason. Mr. van der Merwe’s employment agreement defines “good reason” as (1) a material reduction in title, duties or benefits; (2) a reduction in base salary or bonus opportunities; (3) relocation of the Company’s principal offices to more than 50 miles from the current location; (4) a change in control; (5) the failure of the board of directors of the Company to elect Mr. van der Merwe as Chairman of the board by June 30, 2009 or his involuntary removal from that position; or (6) a substantial failure of the Company to perform any of its obligations under the agreement.

Employment Agreements and Termination Policy with Named Executive Officers

Except for Mr. Andrews, each NEO has an employment agreement with us which provides for severance upon certain terminations of employment; however, the severance each NEO may be entitled to under our Termination Policy exceeds the amount of severance each NEO may be entitled to under the NEO’s employment agreement. Therefore, severance is generally paid to the NEOs pursuant to our Termination Policy rather than their individual employment agreements.

Each NEO (other than Mr. van der Merwe) is covered by the Company’s Termination Policy for Executives which the Board approved in February 2005. The severance benefits under the Termination Policy are in excess of any severance the NEOs may be entitled to under their employment agreements, and therefore the benefits are paid under the Termination Policy. The Termination Policy provides that in the absence of “cause,” the Company may terminate an Executive’s employment upon thirty (30) days written notice. In such event, subject to certain non-compete and confidentiality provisions, each NEO shall be entitled to receive continued benefits and severance payments for twenty-four months.

If the executive is terminated or properly terminates employment pursuant to a Change in Control (as defined in the Termination Policy) the executive will be entitled to receive the following severance benefits:

—	Continued payments of base salary (as in effect immediately prior to termination) for a period of 1.5 times the severance payment period;
—	Any payment to which the executive may be entitled in accordance with the terms of any applicable Bonus Plan then existing;
—	Continued participation in the welfare benefit plans maintained by the Company for a period equal to 1.5 times the severance payment period; and
—	Accelerated vesting in any stock options or similar equity incentive rights previously granted

Change in Control. Under the Termination Policy, a “Change in Control” occurs if (1) any person or group acquires the power to elect a majority of the board of directors, and does, in fact, elect such a majority; or (2) the shareholders of the Company approve a sale of all or substantially all of the Company’s assets.

Cause. The Termination Policy defines “cause” as (1) any willful and continued insubordination or the employee’s failure to perform his or her duties; (2) dishonesty in the performance of duties; (3) breach of certain covenants in the agreements relating to competition and confidentiality; (4) entry of a judgment against the employee that prevents the employee from performing his or her duties or causes damage to the Company or its reputation; or (5) conviction of a crime involving moral turpitude.

AUDIT COMMITTEE REPORT

The Audit Committee provides the following report with respect to the Company’s audited financial statements for the fiscal year ended December 25, 2011 and the respective financial statements for fiscal years 2009 and 2010.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company has an internal audit staff, which performs testing of internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has sole responsibility for selecting the Company’s independent auditors.

The Audit Committee has reviewed and discussed with management the Company’s fiscal 2011 audited financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the statement on Auditing Standards No. 61 and 90. The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1, relating to the auditors’ independence from the Company and its related entities, and has discussed with the auditors their independence from the Company.

The Audit Committee operates under a charter which is available on the Company’s website at www.checkpointsystems.com. In addition to being “independent” directors within the meaning of the New York Stock Exchange listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. Mr. Babich serves on the audit committee of Teleflex, Inc. The Board has determined that such simultaneous audit committee service would not impair the ability of such director to effectively serve on the Company’s Audit Committee.

Based on, and in reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 25, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 25, 2011 for filing with the SEC.

The foregoing report submitted by:

Harald Einsmann, Chairman

William S. Antle, III

George Babich

R. Keith Elliott

Sally Pearson

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

Audit Fees

Aggregate fees for professional services rendered by PwC in connection with its audit of the Company’s consolidated financial statements for the year ended December 25, 2011, and its reviews of the Company’s unaudited condensed consolidated interim financial statements was $2,796,000. For the year ended December 27, 2010, the amount was $3,280,920.

Audit-Related Fees

The Company did not engage PwC for audit-related services in either of its last two fiscal years.

Tax Fees

Aggregate fees for Tax consulting fees rendered by PwC during fiscal 2011 amounted to $83,600 and $118,025 during fiscal 2010.

All Other Fees

Aggregate fees for Other services rendered by PwC during fiscal 2011 amounted to $0 and $137,625 in fiscal 2010.

Pre-Approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by PwC. Under the policy, pre-approval is generally provided for 12 months unless the Audit Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case-by-case basis. For each proposed service, PwC must provide detailed back-up documentation at the time of approval. The Audit

Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by PwC. All of the fees discussed in the section above, entitled Audit-Related Fees, Tax Fees, and All Other Fees, were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of April 12, 2012. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Shapiro Capital Management Company, Inc.(1)	4,480,681	11.16%
3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305
Earnest Partners, LLC(2)	4,098,758	10.2%
1180 Peachtree Road, Suite 2300, Atlanta, GA 30309
Tocqueville Asset Management, L.P.(3)	3,601,000	8.97%
40 West 57th Street, 19th Floor New York, NY 10019
BlackRock, Inc.(4)	3,446,380	8.58%
40 East 52nd Street New York, NY 10022
The Vanguard Group, Inc.(5)	2,078,997	5.17%
40 East 52nd Street New York, NY 10022
Invesco Ltd.(6)	2,025,755	5.0%
1555 Peachtree Street Atlanta, GA 30309

(1)	As reported on Schedule 13G filed with the SEC on February 3, 2012.

(2)	As reported on Schedule 13G filed with the SEC on February 13, 2012.

(3)	As reported on Schedule 13G/A filed with the SEC on January 30, 2012.

(4)	As reported on Schedule 13G/A filed with the SEC on February 10, 2012.

(5)	As reported on Schedule 13G/A filed with the SEC on February 10, 2012.

(6)	As reported on Schedule 13G filed with the SEC on February 6, 2012.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the number of shares of Checkpoint Common Stock owned by each director, the Company’s Chief Executive Officer, and the other named executive officers and the executive officers and directors as a group as of April 12, 2012. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated. The total number of shares outstanding as of April 12, 2012 was 40,419,516.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock
William S. Antle, III(3)	152,617	0.38%
George Babich, Jr.(4)	53,750	0.13%
Harald Einsmann(5)	99,750	0.25%
R. Keith Elliott(6)	119,681	0.30%
Julie S. England(7)	10,000	0.02%
Jack W. Partridge(8)	107,750	0.27%
Sally Pearson(9)	91,966	0.23%
Robert N. Wildrick(10)	45,269	0.10%
Farrokh K. Abadi(11)	109,415	0.27%
Raymond D. Andrews(12)	117,939	0.29%
Per H. Levin(13)	266,113	0.66%
Robert P. van der Merwe(14)	859,863	2.13%
John R. Van Zile(15)	190,873	0.47%
S. James Wrigley(16)	34,228	0.08%

All Directors and Officers as a Group (14 persons)(17)	2,259,214	5.58%

(1)	Unissued shares subject to options exercisable by a particular beneficial owner within 60 days of April 12, 2012 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned by such beneficial owner.

(2)	Phantom stock units are convertible into Common Stock pursuant to the deferral provisions of the Deferred Compensation Plan. The units do not have voting rights and are convertible into Common Shares upon termination of the individual.

(3)	Includes options to purchase 42,000 shares of Common Stock, 43,750 Restricted Stock Units and 41,607 Phantom Stock Units.

(4)	Includes options to purchase 10,000 shares of Common Stock and 43,750 Restricted Stock Units.

(5)	Includes options to purchase 22,000 shares of Common Stock and 43,750 Restricted Stock Units.

(6)	Includes options to purchase 42,000 shares of Common Stock, 43,750 Restricted Stock Units and 23,931 Phantom Stock Units.

(7)	Includes options to purchase 10,000 shares of Common Stock.

(8)	Includes options to purchase 52,000 shares of Common Stock and 43,750 Restricted Stock Units.

(9)	Includes options to purchase 37,000 shares of Common Stock and 17,500 Restricted Stock Units and 16,466 Phantom Stock Units.

(10)	Includes options to purchase 10,000 shares of Common Stock, 17,500 Restricted Stock Units and 17,769 Phantom Stock Units.

(11)	Includes options to purchase 67,563 shares of Common Stock, 166 shares that are held by the custodian of the ESPP, 5,351 Restricted Stock Units and 24,172 Phantom Stock Units.

(12)	Includes options to purchase 56,160 shares of Common Stock and 7,008 Restricted Stock Units and 24,520 Phantom Stock Units.

(13)	Includes options to purchase 171,948 shares of Common Stock and 5,664 Restricted Stock Units and 65,437 Phantom Stock Units.

(14)	Includes options to purchase 532,257 shares of Common Stock, 4,563 shares that are held by the custodian of the ESPP, 14,402 Restricted Stock Units and 103,130 Phantom Stock Units.

(15)	Includes options to purchase 112,394 shares of Common Stock and 4,813 Restricted Stock Units and 56,140 Phantom Stock Units.

(16)	Includes options to purchase 27,961 shares of Common Stock and 5,722 Restricted Stock Units.

(17)	See footnote 11 and 14 above. Total shown includes 4,729 shares held by the custodian of the ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and certain persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms, we believe that all required Section 16(a) reports during the fiscal year ended December 25, 2011, were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions between the Company and its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, officer, beneficial owners of more than five percent of any class of our voting securities, or immediate family members of any of the foregoing persons. Although we do not have a written policy governing such transactions, the Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to the Company, its subsidiaries or a related person are required to be disclosed in the Company’s Proxy Statement. In the course of reviewing a related party transaction, the Company considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and the Company or its subsidiaries, (d) whether the transaction would impair the judgment of a director or officer to act in the best interest of the Company, and (e) any other matters deemed appropriate.

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were any such material transactions in effect since December 25, 2011, or any such material transactions proposed to be entered into during 2012.

SUBMISSION OF PROPOSALS FOR THE 2013 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company’s By-Laws. If the date of the 2013 Annual Meeting of Shareholders is advanced or delayed more than 30 days from May 31, 2013, shareholder proposals intended to be included in the proxy statement for the 2013 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials for the 2013 Annual Meeting. Upon any determination that the date of the 2013 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary of the date of the 2012 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company’s 2013 Annual Meeting, the proposal must be received at the Company’s offices no later than January 31, 2012.

In connection with the Company’s 2013 Annual Meeting, if the shareholders’ notice is not received by the Company on or before January 31, 2012, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the Annual Meeting without any reference to the matter in the proxy statement. However, if the date of the 2013 Annual Meeting of Shareholders has been changed by more than 30 days from the anniversary of the date of the 2012 Annual Meeting, the recommendation must be received a reasonable time before the Company begins to print and mail its proxy material for the 2013 Annual Meeting.

All shareholder proposals and notices should be directed to the Secretary of the Company at Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086.

COST OF SOLICITATION

Checkpoint pays the cost of preparing, assembling and mailing this proxy-soliciting material. Checkpoint pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. The Company is not using an outside proxy solicitation firm this year. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

HOUSEHOLDING

The SEC permits companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company is not householding materials for our shareholders in connection with the Annual Meeting; however, the Company has been informed that certain intermediaries will household proxy materials unless the Company has received contrary instructions from one or more of the security holders.

If you wish to have only one annual report and proxy statement delivered to your address you can:

—

Contact us by calling (856) 848-1800 Ext. 2174 or by writing to Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086. Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

—	Request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another shareholder.

ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K and Proxy Statement as filed with the SEC, on written request. Written requests should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

The Company’s internet website is www.checkpointsystems.com. Investors can obtain copies of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after the Company has filed such materials with, or furnished them to, the SEC.

A copy of our 2011 Annual Report on Form 10-K and 2012 Proxy Statement may be obtained without charge upon written request to the Company Secretary at 101 Wolf Drive, Thorofare, New Jersey 08086 or by accessing our Internet website at www.checkpointsystems.com.

The Company has posted the Code of Ethics, the Governance Guidelines and each of the Committee Charters on its website at www.checkpointsystems.com, and will post on its website any amendments to, or waivers from, the Code of Ethics applicable to any of its directors or executive officers. The foregoing information will also be available in print upon request.

OTHER BUSINESS

The Board knows of no other business for consideration at the Annual Meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

John R. Van Zile

Senior Vice President,

General Counsel and Corporate Secretary

APPENDIX A

CHECKPOINT SYSTEMS, INC.

423 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated February 17, 2009,

and as amended on                     , 2012

CHECKPOINT SYSTEMS, INC.

423 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated February 17, 2009, and as

amended on                     , 2012

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 10(b).

Board of Directors or Board means the board of directors of Checkpoint Systems, Inc.

Business Day shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.

Brokerage Account means the account in which the Deposited Shares are held.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the committee that administers the Plan and which is appointed pursuant to Section 10.

Company means Checkpoint Systems, Inc., a Pennsylvania corporation and any participating Subsidiaries.

Compensation means certain portions of a Participant’s pay while a Participant in the Plan as determined by the Committee, including salary or hourly base pay, overtime, bonuses and commissions; but excluding stock option awards or stock grants and other forms of compensation as determined by the Committee.

Deposited Shares means the Shares that have been purchased for or issued on behalf of a Participant pursuant to the exercise of Options under the Plan and which are held for the Participant in a Brokerage Account.

Employee means any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Enrollment Date means the first Business Day of each Offering Period or such other date as shall be reasonably determined by the Committee.

Enrollment Period means a period of time prior to an Enrollment Date, as designated by the Committee.

Exercise Date means the last Business Day of each Offering Period.

Fair Market Value means the closing price for Shares as recorded by the NYSE as reported in the Wall Street Journal on the relevant valuation date or if no closing price has been recorded on such date on the preceding day on which a closing price was recorded; or, if the Shares are no longer listed on the NYSE, as reported on such other exchange on which the Shares are listed.

Offering Period means every six (6) month period beginning each February 1 and August 1 or such other period designated by the Committee.

Option means an option granted under this Plan that will entitle a Participant to purchase Shares.

Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

Plan means the Checkpoint Systems, Inc. Employee Stock Purchase Plan, as amended and restated on February 17, 2009, and as may be amended from time to time.

Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

Purchase Date means the first Business Day immediately following the last Business Day of each Offering Period, or such other date as shall be established by the Committee.

Purchase Price means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

Purchased Shares means the full Shares purchased or issued pursuant to the exercise of Options under the Plan.

Reserves mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

Shares means the common stock of the Company.

Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Only Employees of the Company and its Subsidiaries which have adopted the Plan shall be eligible to be granted Options under the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. Shares will be purchased on behalf of Participants in the Plan every Purchase Date using payroll deductions that have accumulated during the preceding Offering Period.

5. Participation

(a) An Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first day of employment; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Committee. An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Committee.

(b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.

6. Payroll Deductions.

(a) During each Enrollment Period, a Participant may elect to have payroll deductions made during an Offering Period from his or her Compensation, in an amount equal to not less than 1% up to a maximum of 25% (or such greater amount as the Committee may establish from time to time). The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12%, 22%). All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account.

(b) Subject to Section 11, during each Enrollment Period a Participant may change or terminate his or her election under subsection (a) above by properly completing and submitting a change in election form in accordance with the procedures prescribed by the Committee. The change in an amount shall be effective as of the next Enrollment Date following the date of filing of the change in election form, if the documents are properly completed and submitted in accordance with the procedures set forth by the Committee.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on the Purchase Date a number of Shares determined by dividing such Participant’s payroll deductions accumulated during the Offering Period prior to such Purchase Date and retained in the Participant’s Purchase Account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 3 and 14.

8. Exercise of Option. A Participant’s option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Approval by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders.

10. Administration.

(a) Powers and Duties of Committee. The Plan shall be administered, in accordance with the provisions hereof, by a duly authorized committee the members of which shall be appointed by the Board of Directors (the “Committee”). Subject to the provisions of the Plan and Section 423 of the Code, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder.

(b) Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution (the “Administrator”) to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c) Indemnification. Each person who is or shall have been (a) a member of the Board, (b) a member of a committee appointed by the Board, or (c) an officer of the Company (or agent who is an employee of the Company) to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the

Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

11. Withdrawal. A Participant may withdraw from the Plan by properly contacting the Administrator in accordance with applicable procedures. Any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be distributed to the Participant as soon as administratively practicable. Pursuant to Section 13 below, any such distribution shall not include interest or earnings. No further payroll deductions for the purchase of Shares will be made during the Offering Period or subsequent Offering Periods, unless the Participant properly completes and submits an election form for such subsequent periods. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

12. Termination of Employment. Upon termination of the Participant’s employment prior to the Exercise Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15, and his or her Option will be automatically terminated.

13. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

14. Stock.

(a) The stock subject to Options shall be the common stock of the Company (the “Shares”), as traded on the NYSE or on such other exchange as the Shares shall be listed.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 650,000 Shares. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c) A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised.

15. Designation of Beneficiary. A Participant may designate a beneficiary who is to receive any Shares and payroll deductions, if any, from the Participant’s accounts under the Plan in the event of such Participant’s death. If the Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such a designation to be effective. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee.

16. Assignability of Options. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11 hereof.

17. Adjustment of Number of Shares Subject to Options.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the maximum number of Shares each Participant may purchase per Offering Period, as well as the price per Share and the number of

Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board (or its Committee), whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option. The Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participants Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

18. Amendments or Termination of the Plan.

(a) The Board of Directors (or its designated Committee) may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Options. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approved in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its designated Committee) determines in its sole discretion advisable which are consistent with the Plan.

19. No Other Obligations. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

20. Notices. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company, to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.

21. Condition Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of the Plan. Unless sooner terminated under Section 18, the Plan shall expire on, and no Option may be granted pursuant to the Plan after, the tenth anniversary of August 1, 2005.

23. Governing Law. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

ANNUAL MEETING OF SHAREHOLDERS OF

CHECKPOINT SYSTEMS, INC.

May 31, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01059

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

20330330000000000000 0	053112

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR AGAINST ABSTAIN
1. Election of Class III Directors

2.   To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 400,000 shares.

3.   Advisory vote to approve executive compensation.

4.   To ratify the appointment of PricewaterhouseCoopers (“PwC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012.

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
☐	FOR ALL NOMINEES	NOMINEES: O George Babich Class III O Julie S. England Class III O Sally Pearson Class III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CHECKPOINT SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS THURSDAY, MAY 31, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the “Company”), revoking all previous proxies, hereby appoints John R. Van Zile and Raymond D. Andrews, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 31, 2012, commencing at 9:30 a.m. at The Hub Meeting & Event Centers, 30 South 17th Street, United Plaza, Suite 1410, Philadelphia, Pennsylvania and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

(Continued and to be Signed on Reverse Side)

14475